Filed Pursuant to Rule 424(b)(5)

Registration No. 333-198051

PROSPECTUS SUPPLEMENT

(To Prospectus Dated October 16, 2014)

GREENHUNTER RESOURCES, INC.

3,333,334 Shares of Common Stock

Warrants to Purchase 1,166,667 Shares of Common Stock

1,166,667 Shares of Common Stock Issuable upon Exercise of the Warrants

This is an offering on a commercially reasonable efforts basis of 3,333,334 shares of our common stock and warrants to purchase up 1,166,667 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus. We are also offering the 1,166,667 shares of common stock issuable upon exercise of the warrants. The common stock and the warrants, including the common stock underlying the warrants, are referred to herein as the “securities.” The securities will be sold as units consisting of one share of common stock and a warrant to purchase 0.35 of a share of common stock. Each unit will be sold at a price of $0.60 per unit. Each warrant will have an initial exercise price of $0.81, will be immediately exercisable and will expire on the third anniversary of the date of issuance. The units will not be issued or certificated. The shares of common stock and the warrants will be purchased together in this offering as a unit, but will be issued separately.

For a more detailed description of the common stock and warrants, see the section titled “Description of Securities We Are Offering” on page S-6.

The common stock and the warrants will be separately tradable. Our common stock is traded on the NYSE MKT under the symbol “GRH”. On January 20, 2015, the last reported sale price of our common stock on the NYSE MKT was $0.60. There is no established public trading market for the warrants, and we do not expect a market to develop. We have agreed to use commercially reasonable efforts to apply for the listing of the warrants on the NYSE MKT, however, if the warrants ever come to satisfy the NYSE MKT listing standards and subject to other applicable law.

As of January 20, 2015, the aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is $23,124,780, based on 35,483,055 shares of outstanding common stock, of which 18,225,756 shares are held by affiliates, and a price of $1.34 per share, which was the last reported sale price of our common stock on the NYSE MKT on November 24, 2014. As of the date of this prospectus supplement, we have sold $389,563.46 in securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement.

We have retained MLV & Co. LLC, or MLV, to act as our exclusive placement agent in connection with this offering. As placement agent, MLV has agreed to use its commercially reasonable efforts to sell the securities offered under this prospectus supplement. MLV has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. See “Plan of Distribution” on page S-4 of this prospectus supplement for more information.

Investing in these securities involves significant risk. See “Risk Factors” on page S-3 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 23, 2015.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed with the Securities and Exchange Commission (the “SEC”) as part of our registration statement on Form S-3 (No. 333-198051), which was declared effective by the SEC on October 24, 2014. Under this “shelf” registration process, we or selling security holders may offer to sell various types of securities, from time to time, in one or more offerings. We urge you to carefully read this prospectus supplement, the information incorporated by reference, the accompanying prospectus, and any free writing prospectus that we authorize to be distributed to you before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

You should rely only on the information contained, or incorporated by reference, in this prospectus supplement, contained, or incorporated by reference, in the accompanying prospectus, or contained in any free writing prospectus we have authorized to be distributed to you in connection with this offering. We have not authorized anyone to provide you with different or inconsistent information. You should not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized to be distributed by us is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any free writing prospectus or any sale of a security. Our business, assets, financial condition, results of operations and prospects may have changed since those dates.

We are not making any representation to you regarding the legality of an investment in these securities by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspects of a purchase of our securities.

Our principal executive offices are located at 1048 Texan Trail, Grapevine, Texas 76051, and our telephone number is (972) 410-1044. Our web site is www.greenhunterresources.com. Information contained on or accessible through our web site does not constitute part of this prospectus supplement.

In this prospectus supplement, unless the context requires otherwise, references to the terms “the Company”, “we”, “us”, “our” or similar references, refer to GreenHunter Resources, Inc. and its wholly-owned subsidiaries on a consolidated basis, unless we state or the context requires otherwise.

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere or incorporated by reference in this prospectus. Because it is abbreviated, this summary does not contain all the information that you should consider before investing in the securities. You should read the entire prospectus supplement and accompanying prospectus and the documents incorporated by reference before making an investment decision.

Our Company

GreenHunter Resources, Inc. was incorporated in the state of Delaware on June 7, 2005. We are a diversified environmental services company, headquartered in Grapevine, Texas that specializes in water solutions required for the unconventional oil and natural gas shale resource plays. Through our wholly-owned subsidiary GreenHunter Water, LLC, we provide Total Water Management Solutions™ in the oilfield. The Company’s approach to water management includes fixed-facility and mobile water treatment systems (Frac-Cycle ®), an expanding portfolio of UIC Class II Salt Water Disposal wells with advanced hauling and fresh water logistics services, a next-generation modular above-ground storage tank system (MAG Tank™), and compliance tracking technologies (RAMCAT™) that allow producers to reduce costs while they account for their fluids from cradle-to-grave and adhere to emerging regulations.

Corporate Information

Our principal executive offices are located at 1048 Texan Trail, Grapevine, Texas 76051, and our telephone number is (972) 410-1044. Our web site is www.greenhunterresources.com. Information contained on or accessible through our web site does not constitute part of this prospectus supplement.

The Offering

Common Stock Offered by Us	3,333,334 shares

Warrants Offered by Us

Warrants to purchase up to 1,166,667 shares of common stock. Each warrant is immediately exercisable to purchase 0.35 of a share of common stock at an exercise price of $0.81 per share, for three years from the date of issuance. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants. The securities will be sold as units consisting of one share of common stock and a warrant to purchase 0.35 of a share of common stock.

Use of Proceeds

We intend to use the net proceeds from this offering for capital expenditures, working capital, acquisitions (whether direct or indirect) and other investments, repayment or refinancing of indebtedness, investments in our subsidiaries, redemption of all or a portion of our outstanding equity interests, general corporate purposes, the payment of legal fees or other purposes. We have agreed to pay Norton Rose Fulbright US LLP certain amounts owed by us to such firm using the net proceeds from this offering. See “Use of Proceeds” on page S-7.

Market for Securities

The common stock and the warrants will be separately tradable. Our common stock is traded on the NYSE MKT under the symbol “GRH”. On January 20, 2015, the last reported sale price of our common stock on the NYSE MKT was $0.60. There is no established public trading market for the warrants, and we do not expect a market to develop. We have agreed to use commercially reasonable efforts to apply for the listing of the warrants on the NYSE MKT, however, if the warrants ever come to satisfy the NYSE MKT listing standards and subject to other applicable law.

Common Stock Outstanding	35,483,055 shares of common stock outstanding as of January 20, 2015.

NYSE MKT Symbol	GRH

Risk Factors	Investing in the securities involves a high degree of risk. See “Risk Factors” on page S-3 for a discussion of factors you should carefully consider before deciding to invest in the securities.

RISK FACTORS

An investment in our securities involves many risks. You should carefully consider the following risks and all of the risk factors and other information contained in the accompanying prospectus, including the documents incorporated by reference, before making an investment decision. Such risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference therein actually occur, our business, financial condition and results of operations could be adversely affected in a material way, and you could lose your entire investment.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and may not use the proceeds effectively.

Because we have not designated the net proceeds from this offering to be used for any particular purpose, other than the payment of certain legal fees, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of any series of our preferred stock or common stock or other securities convertible into or exchangeable for any series of our preferred stock or common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of any series of our preferred stock, common stock, or securities convertible or exchangeable into any series of our preferred stock or common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. Without an active market, the liquidity of the warrants will be limited. We have agreed to use commercially reasonable efforts to apply for the listing of the warrants on the NYSE MKT, however, if the warrants ever come to satisfy the NYSE MKT listing standards and subject to other applicable law.

Risks Related to the Ownership of our Securities

The recent decline in oil prices could adversely affect our business.

Much of our revenue is derived from the transportation and disposal of water from hydraulic fracturing. Oil prices have declined significantly in recent months and such price decline will make oil and gas exploration in shale plays less profitable and, in some cases, uneconomic. Accordingly, the demand for our water transportation and disposal services could be adversely affected.

Our common stock may not remain listed for trading on the NYSE MKT.

The NYSE MKT has established certain quantitative and qualitative standards that companies must meet in order to remain listed for trading on these markets. We may not be able to maintain all necessary requirements for listing; therefore, our common stock may not remain listed for trading on the NYSE MKT or any other similar market. In particular, if the sales price of our common stock on the NYSE MKT, which was last reported on January 20, 2015 to be $0.60, stays below $1.00, the NYSE MKT could seek to delist or suspend dealings in our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Please see the section titled “Cautionary Note Regarding Forward-Looking Statements” on page 17 of the accompanying prospectus.

PLAN OF DISTRIBUTION

We have entered into a placement agency agreement, dated as of January 22, 2015, with MLV & Co. LLC, or MLV. Subject to the terms and conditions contained in the placement agency agreement, the placement agent has agreed to act as placement agent in connection with the sale of 3,333,334 shares of our common stock, and warrants to purchase up to an additional 1,166,667 shares of our common stock, at a price of $0.60 per unit, in this offering. Each unit consists of one share of our common stock and a warrant to purchase 0.35 of a share of our common stock at an initial exercise price of $0.81 per share. The warrants will be immediately exercisable and will expire on the third anniversary of the date of issuance. No fractional shares of common stock will be issued upon exercise of the warrants; half-or-greater shares will be rounded up, and less-than-half shares will be rounded down (with no cash being paid for fractional shares). The warrant holders will provide payment of the exercise price of the acquisition shares upon exercise of the warrants in cash. Cashless exercise will not be permitted with respect to the warrants.

The placement agent is not purchasing or selling any securities by this prospectus supplement and the accompanying prospectus, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of the securities, but has agreed to use its commercially reasonable efforts to arrange for the sale of all of the securities in this offering. There is no requirement that any minimum number of shares of common stock or warrants to purchase shares of common stock or dollar amount of the securities be sold in this offering and there can be no assurance that we will sell all of the securities being offered.

The placement agent proposes to arrange for the sale to one or more purchasers of the shares and warrants offered pursuant to this prospectus supplement and the accompanying prospectus directly through a subscription agreement between each purchaser and us.

The terms of this offering will be subject to market conditions and negotiations among us, the placement agents and prospective investors. The placement agency agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business.

We currently anticipate that the closing of this offering will take place no later than January 27, 2015. On the closing date, the following will occur:

●	we will receive funds in the amount of the aggregate purchase price;

●	the placement agent will receive the placement agent fees in accordance with the terms of the placement agency agreement; and

●	we will deliver the shares of common stock and warrants to the investors.

As compensation for its services in connection with this offering, we have agreed to pay the placement agent an aggregate fee equal to 6% of the gross proceeds from the sale of the shares of common stock and warrants in this offering. We also agreed to reimburse the placement agent for the expenses incurred by it in connection with this offering, with such reimbursement not to exceed $15,000 in the aggregate.

The estimated offering expenses payable by us, in addition to the fees due to the placement agent, are approximately $190,000 which includes legal, and filing costs, and various other fees associated with registering the securities and listing the common stock. After deducting certain fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $1,810,000 if the maximum number of shares of common stock and warrants are sold (not including any proceeds we might receive upon exercises of the warrants issued in this offering).

The following table shows the per unit and total commissions we will pay to the placement agent in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the shares and warrants offered hereby and excluding proceeds that we may receive upon exercise of the warrants.

Per unit placement agent fees	$0.04
Maximum offering total	$120,000.02

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the units sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Confirmations and definitive prospectuses will be distributed to all investors who agree to purchase shares and will inform investors of the closing date as to such shares.

The offering of securities in accordance with the placement agency agreement will terminate upon the earlier of: (i) the sale of all of the securities subject to the placement agency agreement; (ii) either our or MLV’s decision to terminate the placement agency agreement upon 10 days’ notice; or (iii) the decision of MLV to terminate the placement agency agreement after the occurrence of any one of a number of events detailed therein, which events include, but are not limited to, a material adverse effect, a material adverse change in the financial markets, and suspension of trading in our common stock.

The foregoing is a brief summary of the material provisions of the placement agency and subscription agreements and does not purport to be a complete statement of their terms and conditions. The placement agency agreement and form of subscription agreement will be included as exhibits to our Current Report on Form 8-K that will be filed with the SEC in connection with the completion of this offering. See “Where You Can Find More Information” in this prospectus supplement.

Other than the electronic formats of this prospectus supplement and the accompanying prospectus made available by the placement agent, the information contained on, or accessible through, either the placement agent’s website or any other website maintained by them is not part of the prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us and should not be relied upon by investors.

We have agreed to indemnify the placement agent and certain of their affiliates against certain liabilities, including liabilities under the Securities Act and the Exchange Act, or to contribute to payments that the placement agent may be required to make because of any of those liabilities. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of our company pursuant to our certificate of incorporation, our bylaws and the Delaware General Corporation Law, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The placement agent may, from time to time, engage in transactions with, and perform services for, us in the ordinary course of their business for which they may receive customary fees MLV previously served as an underwriter in connection with our public offering of 425,000 shares of our Series C Preferred Stock that was conducted on a “best efforts” basis. Additionally, MLV served as our sales manager in connection with our “at the market” offerings of Series C Preferred Stock and common stock.

Our common stock is traded on the NYSE MKT under the symbol “GRH.” There is no established public trading market for the warrants, and we do not expect a market to develop. We have agreed to use commercially reasonable efforts to apply for the listing of the warrants on the NYSE MKT, however, if the warrants ever come to satisfy the NYSE MKT listing standards and subject to other applicable law.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering 3,333,334 shares of our common stock and warrants to purchase up to 1,166,667 shares of our common stock. We are also offering the 1,166,667 shares of common stock issuable upon exercise of the warrants. The securities will be sold in units consisting of one share of common stock and a warrant to purchase 0.35 of a share of common stock, at an initial exercise price of $0.81. We are offering the units at a price of $0.60 per unit. The units will not be issued or certificated. No fractional shares of common stock will be issued upon exercise of the warrants; half-or-greater shares will be rounded up, and less-than-half shares will be rounded down (with no cash being paid for fractional shares). The warrant holders will provide payment of the exercise price of the acquisition shares upon exercise of the warrants in cash.

Description of Capital Stock

Our certificate of incorporation, as amended, authorizes the issuance of up to 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock. As of January 20, 2015, there were 54,516,945 authorized but unissued shares of our common stock and 8,024,750 authorized but unissued shares of our preferred stock.

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 36 of the accompanying prospectus.

Description of Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. The summary is subject to, and qualified in its entirety by, the form of warrant which will be provided to each purchaser in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering.

Each purchaser will receive, for each unit purchased, one share of our common stock and a warrant representing the right to purchase 0.35 shares of a share of common stock at an initial exercise price of $0.81. The exercise price is subject to appropriate adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock. The warrants will be presently exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. Cashless exercise will not be permitted with respect to the warrants. No fractional shares of common stock will be issued upon exercise of the warrants; half-or-greater shares will be rounded up, and less-than-half shares will be rounded down (with no cash being paid for fractional shares).

The number of warrant shares that may be acquired by any holder upon any exercise of the warrant will be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act does not exceed 9.98% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise).

Subject to applicable securities laws, the warrants may be transferred at the option of the holders upon surrender of the warrants to us together with the appropriate instruments of transfer. There is no established public trading market for the warrants and we do not expect a market to develop. We have agreed to use commercially reasonable efforts to apply for the listing of the warrants on the NYSE MKT, however, if the warrants ever come to satisfy the NYSE MKT listing standards and subject to other applicable law. Any term of a warrant may be amended or waived with our written consent and the written consent of the holder of warrants.

If the outstanding shares of our common stock are divided into a greater number of shares, by forward stock split or otherwise, or if a dividend in stock is paid on our common stock, then the number of warrants shares for which a warrant is then exercisable will be proportionately increased and the exercise price will be proportionately reduced. Conversely, if the outstanding shares of our common stock are combined into a smaller number of shares of common stock, by reverse stock split or otherwise, then the number of warrant shares for which the warrant is then exercisable will be proportionately reduced and the exercise price will be proportionately increased. Additionally, in case of any change in our common stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of all or substantially all of our assets, or other change in the capital structure of the Company, then, as a condition of such change and in addition to other potential adjustments, a warrant holder will have the right thereafter to receive upon the exercise of the warrant the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such event, he had held the number of warrant shares obtainable upon the exercise of the warrant.

The holder of a warrant will not possess any rights as a stockholder under that warrant until the holder exercises the warrant.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of securities under this prospectus supplement for capital expenditures, working capital, acquisitions (whether direct or indirect) and other investments, repayment or refinancing of indebtedness, investments in our subsidiaries, redemption of all or a portion of our outstanding equity interests, general corporate purposes, the payment of legal fees or other purposes. We have agreed to pay Norton Rose Fulbright US LLP certain amounts owed by us to such firm using the net proceeds from the sale of securities under this prospectus supplement. Pending any other specific application, we may temporarily invest the net proceeds or apply them to the reduction of short-term indebtedness. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

DILUTION

Purchasers of shares of our common stock in this offering will suffer an immediate dilution in net tangible book value per share. Net tangible book value per share is total tangible assets, reduced by total liabilities, divided by the total number of outstanding shares of common stock. Our net tangible book value as of September 30, 2014 was approximately $12,327,952, or approximately $0.35 per outstanding share of common stock.

After giving effect to the sale of the securities and the application of the net proceeds therefrom at a public offering price of $0.60 per unit (and excluding shares of common stock issued and any proceeds received upon exercise of the warrants), our adjusted net tangible book value as of September 30, 2014 would have been approximately $15,147,952 million, or approximately $0.37 per share. This represents an immediate increase in net tangible book value of $0.02 per share to our existing stockholders and an immediate dilution of $0.23 per share to new investors. The following table illustrates this calculation on a per share basis, assuming that we sell all of the securities we are offering:

Public offering price per unit	$0.60

Net tangible book value per share as of September 30, 2014	$0.35

Increase in net tangible book value per share attributable to new investors	$0.02

Adjusted net tangible book value per share as of September 30, 2014 after giving effect to this offering	$0.37

Dilution per share to new investors	$0.23

Investors that acquire additional shares of common stock through the exercise of the warrants offered hereby may experience additional dilution depending on our net tangible book value at the time of exercise.

The amounts above are based on 35,483,055 shares of common stock outstanding as of September 30, and assume no exercise of outstanding options or warrants since that date. The number of shares of common stock anticipated to be outstanding after this offering excludes shares issuable upon exercise or conversion of stock options, warrants, convertible debentures, convertible promissory notes, and our Series C Preferred Stock.

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement is being passed upon for us by Norton Rose Fulbright US LLP. We have agreed to pay Norton Rose Fulbright US LLP certain amounts owed by us to such firm using the net proceeds from the sale of securities under this prospectus supplement.

EXPERTS

The consolidated financial statements of GreenHunter Resources, Inc. incorporated in this prospectus supplement by reference to our current report on Form 8-K, as filed on August 20, 2014, for the year ended December 31, 2013 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein and has been so incorporated in reliance upon the report given and upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Please see the section titled “Where You Can Find More Information” on page 17 of the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering of securities under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus supplement. We incorporate by reference the information and documents listed below and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 31, 2014, as amended by Form 10-K/A, filed with the SEC on October 16, 2014;

●

our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2014, filed with the SEC on May 12, 2014, for the quarterly period ended June 30, 2014, filed with the SEC on August 11, 2014, and for the quarterly period ended September 30, 2014, filed with the SEC on November 12, 2014;

●

our Current Reports on Form 8-K filed with the SEC on January 21, 2014, February 4, 2014, February 24, 2014, March 6, 2014, March 31, 2014, April 1, 2014, May 6, 2014, June 30, 2014, July 22, 2014, August 20, 2014, August 22, 2014, September 4, 2014, September 9, 2014, October 31, 2014, December 23, 2014 and January 26, 2015;

●	the description of our Series C Preferred Stock included in the Form 8-A filed on July 30, 2012, and any amendment or report filed with the SEC for the purpose of updating such description;

●	The description of our common stock included in the Form 8-A filed on December 21, 2007, and any amendment or report filed with the SEC for the purpose of updating such description; and

●

all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of the offering, except as to any portion of any future report or document that is furnished to the SEC and which is not deemed “filed” with the SEC under such provisions.

You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge, on the SEC’s web site (www.sec.gov).

In addition, we will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or any accompanying prospectus supplement or into such documents). Such requests may be directed to the Corporate Secretary, GreenHunter Resources, Inc., 1048 Texan Trail, Grapevine, Texas 76051, or you may call (972) 410-1044.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated by reference exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in any prospectus supplement or in the documents incorporated by reference into the foregoing is accurate as of any date other than the date on the front of this prospectus or the date of the applicable prospectus supplement or other documents.

PROSPECTUS

$150,000,000

Debt Securities

Guarantees of Debt Securities

Common Stock

Preferred Stock

Warrants

GREENHUNTER RESOURCES, INC.

517,869

Shares of Common Stock

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may offer and sell any combination of our common stock, preferred stock, warrants, debt securities and guarantees of debt securities and described in this prospectus in one or more offerings from time to time and at prices and on terms to be determined at or prior to the time of the applicable offering. We may also offer common stock or preferred stock upon the conversion of debt securities, common stock upon conversion of preferred stock, or common stock or preferred stock or debt securities upon the exercise of warrants. The aggregate initial offering price of all securities sold under this prospectus will not exceed $150,000,000. Our obligations under debt securities we issue may also be guaranteed by certain of our subsidiaries. We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions over-allotment options, or discounts.

In addition, certain selling stockholders may sell under this prospectus up to 517,869 shares of our common stock that they currently hold or have the right to acquire from time to time. We will not receive any proceeds from the sale of common stock by the selling stockholders. The shares of common stock held by the selling stockholders that are covered by this prospectus may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters or broker-dealers or agents. Such shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. The selling stockholders will be responsible for any underwriting fees, discounts and commissions due to brokers, dealers or agents.

We will specify in an accompanying prospectus supplement the terms of any such offering, including the price to the public of such securities and the use of proceeds. The prospectus supplement may also add to or update the information in this prospectus. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the equity or debt securities covered by the prospectus supplement. You should carefully read this prospectus and any prospectus supplement before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” and the “Incorporation by Reference” sections of this prospectus for information about us and our financial statements. This prospectus may not be used by us to sell securities unless accompanied by a prospectus supplement. However, the selling security holders may use this prospectus to sell shares of our common stock, from time to time, without a prospectus supplement.

Our common stock is traded on the NYSE MKT under the symbol “GRH”. On October 13, 2014, the last reported sale price of our common stock on the NYSE MKT was $1.09. Our 10% Series C Cumulative Preferred Stock, which we refer to as our Series C Preferred Stock, is traded on the NYSE MKT under the symbol “GRH.PRC”. On October 13, 2014, the last reported sale price of our Series C Preferred Stock on the NYSE MKT was $23.30.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is $36,521,760 based on 35,483,055 shares of outstanding common stock, of which 17,313,025 shares are held by affiliates, and a price of $2.01 per share, which was the last reported sale price of our common stock on the NYSE MKT on August 29, 2014. As of the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves risks. Risks associated with any investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 6.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement, other than sales made by the selling security holders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 16, 2014.

This prospectus and any accompanying prospectus supplement, including the exhibits and the documents incorporated therein by reference, can be accessed on the SEC’s web site or at the SEC’s offices described under the heading “Where You Can Find More Information.”

No person has been authorized to give any information or make any representations in connection with this offering, other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described in this prospectus and any accompanying prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the prospectus or prospectus supplement, or that the information contained in any document incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This document is called a “prospectus,” and it provides you with a general description of the securities we may offer. We have filed a registration statement (of which this prospectus forms a part) with the SEC under the Securities Act of 1933, as amended, or the Securities Act, using a shelf registration process. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus or any information incorporated by reference herein and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus, any prospectus supplement, any free writing prospectus that we authorize to be distributed to you, and any information incorporated by reference into the foregoing, together with additional information described under the headings “Incorporation by Reference” and “Where You Can Find More Information” before investing in any of the securities offered under this prospectus.

In addition, this prospectus may be used by the selling stockholders to sell up to 517,869 shares of our common stock as described herein and under the heading “Selling Stockholders.” The securities of the Company being offering by the selling stockholders pursuant to this prospectus were acquired in three private transactions with the Company. The first transaction closed during the third quarter of 2013. In this transaction, the selling stockholders purchased 181,786 units consisting of an aggregate of 181,786 shares of the Company’s 10% Series C Cumulative Preferred Stock and 282,779 common stock purchase warrants, for aggregate gross proceeds of $3,181,255. Each warrant entitles the holder to purchase one share of common stock at a price of $2.25 per share.

The second transaction closed on November 15, 2013. The Company closed a private placement consisting of $1,510,000 aggregate principal amount of the Company’s 15.0% Term Notes due one year from the date of issuance together with warrants to purchase up to 134,211 shares of the Company’s common stock. Each warrant entitles the holder to purchase one share of common stock at a price of $2.25 per share. These warrants have an expiration date five years from the date of issuance.

The third transaction closed on March 7, 2014. The Company closed a private placement consisting of $1,135,000 aggregate principal amount of the Company’s 15.0% Term Notes due one year from the date of issuance together with warrants to purchase up to 100,879 shares of the Company’s common stock. Each warrant entitles the holder to purchase one share of common stock at a price of $2.25 per share. These warrants have an expiration date five years from the date of issuance.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street address are provided under the heading “Where You Can Find More Information”.

When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and related prospectus supplement. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of these documents. Our business, assets, financial condition, results of operations and prospects may have changed since such dates.

This prospectus contains and incorporates by reference forward-looking statements. Any prospectus supplement or “free writing prospectus” we authorize may also contain forward-looking statements. Such forward-looking statements should be considered together with the cautionary statements and important factors included or referred to in this prospectus, any prospectus supplement and the documents incorporated by reference into the foregoing. See “Special Note Regarding Forward-Looking Statements” in this prospectus for more information. You should also carefully consider the various risk factors included in this prospectus or in any prospectus supplement or incorporated by reference into the foregoing from our SEC filings, which risk factors may cause our actual results to differ materially from those indicated. You should not place undue reliance on our forward-looking statements.

We are not making any representation to you regarding the legality of an investment by you in the securities we may offer under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspects of a purchase of any of the securities we may offer.

In this prospectus, unless the context requires otherwise, references to the terms “the Company,” “we,” “us,” “our” or similar references, refer to GreenHunter Resources, Inc. and its wholly-owned subsidiaries on a consolidated basis, unless we state or the context requires otherwise. Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

ABOUT GREENHUNTER RESOURCES, INC.

GreenHunter Resources, Inc. was incorporated in the state of Delaware on June 7, 2005. We are a diversified environmental services company, headquartered in Grapevine, Texas that specializes in water solutions required for the unconventional oil and natural gas shale resource plays. Through our wholly-owned subsidiary GreenHunter Water, LLC, we provide Total Water Management Solutions™ in the oilfield. The Company’s approach to water management includes fixed-facility and mobile water treatment systems (Frac-Cycle ®), an expanding portfolio of UIC Class II Salt Water Disposal wells with advanced hauling and fresh water logistics services, a next-generation modular above-ground storage tank system (MAG Tank™), and compliance tracking technologies (RAMCAT™) that allow producers to reduce costs while they account for their fluids from cradle-to-grave and adhere to emerging regulations.

We have acquired or leased properties in the Marcellus and Utica Shales, Eagle Ford Shale, Bakken Shale and Mississippian Lime areas located in Appalachia, South Texas, Eastern Montana and Oklahoma, respectively. We have developed commercial water service facilities on most of these properties. In late 2013, the Company determined that our best opportunities for growth and highest margins were in the Marcellus and Utica Shale plays, both located in Appalachia. Therefore, the Company intends to sell our properties in the Eagle Ford Shale and the Mississippian Lime and allow undeveloped leases in the Bakken Shale to expire in order to focus our resources on growth in Appalachia. We closed on the sale of all of our wells in the Eagle Ford Shale in South Texas. We believe our wells in the Mississippian Lime in Oklahoma will be sold in the fourth quarter of 2014. We intend, for the foreseeable future, to cease operations in South Texas and Oklahoma when these wells are sold.

Our plans in the Marcellus Shale and Utica Shale formations in Appalachia include adding additional disposal wells, increasing our trucking fleet, and further developing our barge transport capabilities along existing navigable inland waterways in the Appalachian Region, and entering into the pipeline construction and transportation business, which involves laying permanent and/or temporary water lines to transport produced liquids. In addition, we are currently deploying MAG Tanks™ in the Marcellus Shale, and we are operating a water treatment facility in this region. We continue to evaluate alternatives and in the future, we may license new technologies to treat water and other fluids associated with the production of oil and natural gas for reuse.

The Company also will provide environmental clean-up and remediation services to customers engaged in the production of oil and natural gas. The Company intends to provide transportation and storage services (e.g., sludge boxes, vacuum boxes, dewatering boxes and general debris boxes) relating to dry or wet materials, cleanup material, construction debris and equipment, in each case used or produced in connection with the production of oil or natural gas. In addition, the Company will vacuum cement, sludge, lime, sands, and gravel from production sites for discharge into trucks, dumpsters or landfills. The Company also will provide decommissioning services, the removal of scale, hydrocarbons, coke, baked polymers and other difficult deposits from frac tanks, rig platforms, and other vessels and tanks, and provide other waste minimization and transportation services. Finally, the Company may in the future provide additional related services, such as spill response, waste storage and solidification, and waste disposal.

Finally, the Company intends to establish a business line that will complement its fluids handling and related services described above. This line of the Company’s business will involve the transportation, storage, processing and marketing of hydrocarbons, including oil, condensate, and natural gas liquids.

Disposal Wells

Typically, shale wells produce significant amounts of saltwater that, in most cases, require disposal. The Underground Injection Control Program (the “UIC Program”) of the U.S. Environmental Protection Agency (“EPA”) is responsible for regulating the construction, operation, permitting, and closure of injection wells that place fluids underground for storage and disposal. The UIC Program designates six separate injection well classes based on similarity in the fluids injected, activities, construction, injection depth, design, and operating techniques. This categorization ensures that wells with common design and operating techniques are required to meet appropriate performance criteria for protecting underground sources of drinking water. GreenHunter Water owns, operates and develops Class II wells for the injection of brine and other fluids that are associated with oil and gas production. GreenHunter Water presently owns and operates disposal facilities located in the states of Ohio, Kentucky, West Virginia and Oklahoma to service the Marcellus, Utica and Mississippian Shale plays. It is the Company’s intention to focus on the Appalachian states going forward, and its assets in the Mississippian Shale play are classified as held for sale at December 31, 2013.

Fluids Handling, Hauling and Barging

Produced water and frac-flowback are hauled from their origin at the oilfield tank battery or drilling pad to the disposal location via truck transport. These trucks operate under laws administered by the U.S. Department of Transportation and the state agencies of the respective states in which the trucks will operate. Trucks typically used for hauling waste brine range in capacity from 80 barrel bobtails to 130 barrel tankers equipped with vacuum pumps, and producers of the waste product are charged for hauling at pre-determined hourly rates which vary depending on size and often include an accounting of the return “dead-head” trip.

In addition to hauling fluids by truck, we are currently developing various alternative means of water transport that include temporary and permanent above-ground or below-ground pipeline systems, and the use of rail and barge transport. The primary objectives are reducing road traffic while maintaining adherence to current and expected future environmental regulations; improving safety for the neighboring communities, our employees, and the employees of our customers; and ultimately reducing our customers’ total cost of water management while generating improved returns on our deployed capital.

      GreenHunter Water has identified low cost water hauling capacity as a constrained resource in our target areas of operation, and we are actively pursuing contracts for traditional hauling and advanced logistics services as part of our Total Water Management Solutions™ portfolio offering. In March 2012, we entered into a five year lease for an existing truck and barge transloading and water storage facility located in Washington County, Ohio. The existing facility and infrastructure are ideally positioned on the Ohio River in the heart of the Marcellus and evolving Utica Shale resource plays and serve as a strategic operating base for our Appalachia water management businesses. Originally constructed in 1966 by Mobil Oil, the approximate 10 acre facility contains 70,000 bbls of functional bulk liquids storage tank capacity, a barge transloading station, a covered loading station with multiple truck servicing bays, and office space. The two 20,000 bbl tanks and one 30,000 bbl tank were originally used for gasoline storage until they were decommissioned in 1990 and now serve as temporary fluids storage of fresh water and production water. The barge terminal assets located on the Ohio River have enabled GreenHunter Water to significantly increase our future logistics capabilities.

On March 13, 2013, we acquired a 10.8 acre barging terminal facility located in Wheeling, Ohio County, West Virginia. Previously utilized as a gasoline storage facility, we have fully engineered plans to convert the location into a water treatment, recycling and condensate handling logistics terminal. In August 2013, these plans were approved by the Wheeling, West Virginia Planning Commission, and construction is planned to start in 2014. The current plan for the terminal is to convert the existing 11,000 square foot warehouse into a water recycling station and build up to 19,000 bbls of water tank storage. We plan to employ a vibration separation micro-filtration system at the barge terminal to remove suspended solids from oilfield brine. Oilfield producers will be given the option to reuse remediated fluids under our Frac-Cycle ® services offering (which can be scaled to 10,000 bbls per day at the terminal) or take advantage of our advanced barge logistics capabilities to significantly reduce residual waste transportation costs.

Equipment and Tank Rentals and MAG Tank™

GreenHunter Water sells and/or rents MAG Tanks™ and 500 bbl Frac Tanks. In 2012, we contracted with an engineering firm to engineer and design a proprietary MAG Tank™ product line. Our goal was to design a flexible design for the MAG Tank™ allowing a larger variety of storage capacities and configurations. MAG Tank’s™ advanced next-generation design features a modular approach with standardized panels that enable quick assembly and disassembly. Containment capacities start at 11,000 bbls with designs that exceed 300,000 bbls. A disposable impermeable liner and geotextile substrate provide water containment and a puncture resistant ground covering.

After site preparation, a MAG Tank™ is typically installed in two days or less. In early 2013, we deployed our first MAG Tank™ and proved its viability with significant testing performed. Our MAG Panel™ design is proprietary, and we expect to receive patents on certain design elements. Moreover, we are making MAG Tanks™ available to our customers either for purchase or for lease. We sold the first MAG Tank™ in the third quarter of 2013 and have generated additional orders since then. We are building an inventory of panels for sale and/or rent. The key benefits of the MAG Tank™ relative to competing products are lower cost of storage, unique flexible design to meet ground specifications, and a significant reduction in the environmental impact due to reduced truck traffic. At December 31, 2013, we were contracted with two separate manufacturers that were actively producing MAG Tank™ inventory for the Company.

Frac-Cycle™

Frac-Cycle™ is the general name for our water treatment service. Due to the unique characteristics of produced water from different shale plays, GreenHunter Water, in consultation with operators, has determined that no one water reuse system is ideal for all areas. We have evaluated multiple technologies and selected those that provide cost-effective solutions for the desired level of treatment for the operator’s needs. While most operators are targeting a clean brine output, Frac-Cycle’s™ flexible design allows our customers to process flowback or produced water and recycle to either clean brine or fresh water. Recycled water can be used in subsequent frac jobs, and in some cases an NPDES permit can be obtained to discharge fresh water into a stream.

We currently operate a riverside water treatment facility in the Marcellus Shale area and plan to offer this service at multiple locations throughout the region. The fluids will be cleaned into a clean brine solution and sold back to operators for fracking. We intend to increase capacity of our treatment facility in 2014 in order to meet our current customer demand for the service.

RAMCAT™

RAMCAT™ (Remote Access Management Compliance Asset Tracking) by GreenHunter Water is a cutting-edge, well-head management system and compliance tool that bundles a unique combination of proprietary software, advanced hardware and industry-standard communications technologies to provide an extremely powerful, effective and user-friendly method for remote activity observation via a web-based portal for management of well-head fluids. RAMCAT™ includes online data monitoring which provides oil and natural gas producers near real-time dynamic information on fluid levels, tank temperature, recent transactions, date and time of on-load and off-load, truck and driver identification, H2S and critical condition alarms, battery voltage, and more. The RAMCAT™ system enables closed-loop accountability of all well-head produced water and offers best-in-class environmental and regulatory compliance.

RAMCAT™ revenues are comprised of hardware sales (realized at installation) and communications services (realized on a recurring basis over the term of the contract). In addition to margins associated with these revenues, we believe our “inside the fence” presence with an operator will provide a basis from which to offer other products and services. When coupled with our state-of-the-art fluids transportation fleet and Class II UIC compliant salt water disposal facilities, RAMCAT™ ensures cradle-to-grave monitoring of oilfield fluid waste streams that exceeds EPA standards.

Each of these safety features was addressed during 2011 by GreenHunter Water in the original design specification of our products and are provided as basic features of RAMCAT™ which are currently deployed and operational on existing properties located in Ohio.

Application For IRS Ruling For Possible Formation Of MLP

The Company is considering operating certain of its services in the future through a publicly traded partnership. Whether the Company will reorganize to operate certain of its services through a publicly traded partnership depends upon many factors including a determination that the partnership will be classified as a partnership for federal income tax purposes. Despite the fact that a partnership is organized as a limited partnership under state law, there is nevertheless a possibility that in certain circumstances a publicly traded partnership would be classified as a corporation for federal income tax purposes. A publicly traded partnership will be taxed as a corporation for federal income tax purposes unless 90% or more of its gross income for every taxable year is “qualifying income” under Section 7704 of the Internal Revenue Code of 1986, as amended. The Company has filed with the Internal Revenue Service (“IRS”) a request for a ruling that certain of its income to be derived by a newly formed limited partnership will constitute qualifying income. After the filing of the ruling request, the IRS issued a moratorium on the issuance of such rulings and it is unclear when, or if, the IRS will resume issuing rulings on qualifying income. Additionally, if the IRS decides to continue issuing rulings on the status of income as qualifying income, there can be no assurance that the IRS will issue a favorable ruling to the Company.

Additionally, the present federal income tax treatment of publicly traded partnerships may be modified by administrative, legislative or judicial changes or differing interpretations at any time. For example, members of Congress have recently considered substantive changes to the existing federal income tax laws that affect publicly traded partnerships. Any modification to the federal income tax laws may be applied retroactively and could make it more difficult or impossible to meet the exception for certain publicly traded partnerships to be treated as partnerships for federal income tax purposes. We are unable to predict whether any of these changes, or other proposals will be reintroduced or will ultimately be enacted.

Executive Offices and Additional Information

Our executive offices are located at 1048 Texan Trail, Grapevine, Texas 76051, and our telephone number is (972) 410-1044. Our website is www.greenhunterresources.com. Additional information that may be obtained through our website does not constitute part of this prospectus. Copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any amendments thereto, are located at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the SEC’s Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding our filings at www.sec.gov.

RISK FACTORS

An investment in our securities involves many risks. You should carefully consider the following risks and all of the other information contained in this prospectus and in the documents incorporated by reference herein before making an investment decision. In evaluating our company, the factors described below should be considered carefully. The risks and uncertainties described in this prospectus and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. Additional risks related to us and our securities may be included in any applicable prospectus supplements related to an offering or in our other filings with the SEC.

Risks Related to Our Business

We have continued to experience losses from our ongoing operations.

Although we are generating increasingly significant revenues from our overall water management activities, we have continued to experience losses from our ongoing operations. Our ability to implement our entire business plan has been adversely affected by our lack of working capital. Although Management has continued to implement plans to address the need of capital funding, which is improving, there is no guarantee that we will not continue to experience losses in continuing operations. Our losses from ongoing operations raises doubt about our ability to continue as a going concern.

We have a limited operating history, and our business may not be as successful as we envision.

We are in an early stage of our current business plan. We have a limited operating history with respect to the operation of water management facilities for “unconventional” oil and gas exploration and production activities. Our limited operating history makes it difficult for potential investors to evaluate our business. Therefore, our proposed operations are subject to all of the risks inherent in the initial expenses, challenges, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the water management industry in general. Investors should evaluate an investment in our company in light of the problems and uncertainties frequently encountered by companies attempting to develop markets for new products, services and technologies. Despite our best efforts, we may never overcome these obstacles to achieve financial success.

Our business is speculative and dependent upon the implementation of our new business strategy, as well as our ability to enter into agreements with third parties for necessary financing for the construction of facilities related to our water management operations. Our efforts may not be successful or result in increased revenue or any profit. We may not generate significant revenues, and our investors have the potential to lose their entire investment.

We have significant debt that could adversely affect our financial health and prevent us from fulfilling our obligations.

We have a relatively high amount of indebtedness. Because we must dedicate a substantial portion of our cash flow from operations to the payment of both principal and interest on our indebtedness, that portion of our cash flow is not available for other purposes. In addition, our ability to obtain additional financing in the future may be impaired by our leverage and existing debt covenants. Our indebtedness could:

•	make it more difficult for us to satisfy our obligations;

•	increase our vulnerability to general adverse economic and industry conditions;

•

require us to dedicate a portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate expenditures;

•	force us to sell assets or seek additional capital to service our indebtedness, which we may be unable to do on terms and conditions favorable to us or at all;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a disadvantage compared to our competitors that have less indebtedness; and

•	limit our ability to borrow additional funds.

If any of these were to occur, it would adversely affect, potentially materially, our results of operations.

Covenants in our debt agreements impose restrictions on us.

Certain of our debt agreements with lenders contain restrictive covenants including, but not limited to, restrictions on our ability to incur debt or encumbrances or sell assets, restrictions on investments and lending, and a debt service coverage ratio. Our failure to comply with these covenants would result in an event of default pursuant to which our lenders could call the entire amount of the debt immediately due. If the entire amount of our debt outstanding under these debt agreements is called due, we may not have sufficient funds available to pay such indebtedness and may not be able to refinance the accelerated indebtedness on terms favorable to us or at all which could have a material adverse effect on our results of operations and our ability to operate as a going concern.

 Additionally, we were not in compliance with certain existing debt covenants contained in our secured debt agreements as of December 31, 2013. However, we did obtain waivers from our lenders for the non-compliance in our debt covenants for the year ended December 31, 2013.

We are dependent upon our key personnel.

Our operations and financial success significantly depend on our managerial personnel. Our managerial personnel have the right to make all decisions with respect to management and operation of our business and affairs. We are dependent on our executive officers, key personnel and our ability to attract and retain qualified personnel. Our profitability could be adversely affected if we lose certain members of our management team. We have not entered into any employment agreements with any of our current management personnel nor have we obtained “key man” life insurance on any of their lives.

We may not be able to meet our capital requirements.

Building and operating our water management facilities, hiring qualified management and key employees, complying with licensing, registration and other requirements, maintaining compliance with applicable laws, production and marketing activities, administrative requirements, such as salaries, insurance expenses and general overhead expenses, legal compliance costs and accounting expenses will all require a substantial amount of additional capital and cash flow. Our subsidiary, GreenHunter Water, has identified water hauling capacity as a constrained resource in our target areas of operations and we are actively pursuing contracts for this service as part of our Total Water Management Solutions™ portfolio offering. Our ability to generate revenues in this market is dependent upon our ability to source capital for expansion, hire and train operating personnel and maintain our fleet of equipment so it is available when needed.

We will be required to pursue sources of additional capital through various means, including possible joint venture projects, which may include a profit sharing component, debt financing, equity financing or other means. We may not be successful in locating a suitable financing or strategic business combination transaction in a timely fashion or at all. In addition, we may not be successful in obtaining the capital we require by any other means. Future financings through equity investments are likely, and these are likely to be dilutive to the existing stockholders as we issue additional shares of common stock to investors in future financing transactions and as these financings trigger anti-dilution adjustments in existing equity-linked securities. Also, the terms of securities we issue in future capital transactions may be more favorable for our new investors. Further, we may incur substantial costs in pursuing future capital or financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely affect our financial results.

Our ability to obtain necessary financing in the future may be impaired by such factors as the capital markets, both generally and specifically in the water management industry, and the fact that we are a relatively new enterprise without a proven operating history.

IRS may not grant, in whole or in part, our requested ruling that income derived from our assets will in fact constitute “Qualified Income” under certain sections of the Internal Revenue Code of 1986, as amended.

The Company is considering operating certain of its services in the future through a publicly traded partnership. Whether the Company will reorganize to operate certain of its services through a publicly traded partnership depends upon many factors including a determination that the partnership will be classified as a partnership for federal income tax purposes. Despite the fact that a partnership is organized as a limited partnership under state law, there is nevertheless a possibility that in certain circumstances a publicly traded partnership would be classified as a corporation for federal income tax purposes. A publicly traded partnership will be taxed as a corporation for federal income tax purposes unless 90% or more of its gross income for every taxable year is “qualifying income” under Section 7704 of the Internal Revenue Code of 1986, as amended. The Company has filed with the IRS a request for a ruling that certain of its income to be derived by a newly formed limited partnership will constitute qualifying income. After the filing of the ruling request, the IRS issued a moratorium on the issuance of such rulings and it is unclear when, or if, the IRS will resume issuing rulings on qualifying income. Additionally, if the IRS decides to continue issuing rulings on the status of income as qualifying income, there can be no assurance that the IRS will issue a favorable ruling to the Company.

Additionally, the present federal income tax treatment of publicly traded partnerships may be modified by administrative, legislative or judicial changes or differing interpretations at any time. For example, members of Congress have recently considered substantive changes to the existing federal income tax laws that affect publicly traded partnerships. Any modification to the federal income tax laws may be applied retroactively and could make it more difficult or impossible to meet the exception for certain publicly traded partnerships to be treated as partnerships for federal income tax purposes. We are unable to predict whether any of these changes, or other proposals will be reintroduced or will ultimately be enacted.

Risks Related to Our Water Management Business

We are subject to United States federal, state and local regulations regarding issues of health, safety, transportation, and protection of natural resources and the environment. Under these regulations, we may become liable for penalties, damages or costs of remediation. Any changes in laws and government regulations could increase our costs of doing business.

Hydraulic fracturing is a commonly used process that involves using water, sand and certain chemicals to fracture the hydrocarbon-bearing rock formation to allow flow of hydrocarbons into the wellbore. Federal and state legislation and regulatory initiatives relating to hydraulic fracturing are expected to result in increased costs and additional operating restrictions for oil and gas explorers and producers. Congress is currently considering legislation to amend the Safe Drinking Water Act to require the disclosure of chemicals used by the oil and natural gas industry in the hydraulic fracturing process. Sponsors of two companion bills, which are currently pending in the House Energy and Commerce Committee and the Senate Committee on Environment and Public Works Committee have asserted that chemicals used in the fracturing process could adversely affect drinking water supplies. The proposed legislation would require the reporting and public disclosure of chemicals used in the fracturing process, which could make it easier for third parties opposing the hydraulic fracturing process to initiate legal proceedings based on allegations that specific chemicals used in the fracturing process could adversely affect groundwater. In addition, this legislation, if adopted, could establish an additional level of regulation at the federal level that could lead to operational delays or increased operating costs and could result in additional regulatory burdens for oil and natural gas operators. Several states are also considering implementing, or in some instances, have implemented, new laws or regulations pertaining to hydraulic fracturing, including the disclosure of chemicals used in connection therewith. Moreover, there is an effort by certain municipalities to ban or restrict resource extraction operations, including hydraulic fracturing, within their borders using zoning restrictions. The adoption of any future federal or state laws or implementing regulations imposing reporting obligations on, or otherwise limiting, the hydraulic fracturing process would make it more difficult and more expensive to complete new wells in the unconventional shale resource formations and increase costs of compliance and doing business for oil and natural gas operators. As a result of such increased costs, the pace of oil and gas activity could be slowed, resulting in less need for water management solutions. Our results of operations could be negatively affected.

Our water management operations are subject to other federal, state and local laws and regulations relating to protection of natural resources and the environment, health and safety, waste management, and transportation and disposal of produced-water and other materials. For example, our water management business segment includes disposal into injection wells, which could pose some risks of environmental liability, including leakage from the wells to surface or subsurface soils, surface water or groundwater. Liability under these laws and regulations could result in cancellation of well operations, fines and penalties, expenditures for remediation, and liability for property damage, personal injuries and natural resource damage. Sanctions for noncompliance with applicable environmental laws and regulations also may include assessment of administrative, civil and criminal penalties, revocation of permits and issuance of orders to assess and clean up contamination.

Failure to comply with these laws and regulations could result in the assessment of administrative, civil or criminal penalties, imposition of assessment, cleanup, natural resource loss and site restoration costs and liens, revocation of permits, and, to a lesser extent, orders to limit or cease certain operations. In addition, certain environmental laws impose strict and/or joint and several liability, which could cause us to become liable for the conduct of others or for consequences of our own actions that were in compliance with all applicable laws at the time of those actions regardless of fault and irrespective of when the acts occurred.

Demand for our water management services is partially dependent on the levels of expenditures by the oil and gas industry. A substantial or an extended decline in commodity prices could result in lower expenditures by the oil and gas industry, which could have a material adverse effect on our financial condition, results of operations and cash flows.

A portion of the demand for our water management services depends substantially on the level of expenditures by the oil and gas industry for the exploration, development and production of oil and natural gas reserves. These expenditures are generally dependent on the industry’s view of future oil and natural gas prices and are sensitive to the industry’s view of future economic growth and the resulting impact on demand for oil and natural gas. Declines, as well as anticipated declines, in oil and gas prices could also result in project modifications, delays or cancellations, general business disruptions, and delays in, or nonpayment of, amounts that are owed to us. These effects could have a material adverse effect on our results of operations and cash flows.

The prices for oil and natural gas have historically been volatile and may be affected by a variety of factors, including the following:

•	demand for hydrocarbons, which is affected by worldwide population growth, economic growth rates and general economic and business conditions;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels for oil;

•	oil and gas production by non-OPEC countries;

•	the level of excess production capacity;

•	political and economic uncertainty and sociopolitical unrest;

•	the level of worldwide oil and gas exploration and production activity;

•	the cost of exploring for, producing and delivering oil and gas;

•	technological advances affecting energy consumption; and

•	weather conditions.

The oil and gas industry historically has experienced periodic downturns. A significant downturn in the oil and gas industry could result in a reduction in demand for our water management services and could adversely affect our financial condition, results of operations and cash flows.

Federal and state legislative and regulatory initiatives related to hydraulic fracturing could result in operating restrictions or delays in the completion of oil and natural gas wells that may reduce demand for our water management activities and could adversely affect our financial position, results of operations and cash flows.

The Energy Policy Act of 2005 amended the Underground Injection Control (UIC) provisions of the Safe Drinking Water Act to exclude hydraulic fracturing from the definition of “underground injection” and associated permitting requirements under certain circumstances. However, the repeal of this exclusion has been advocated by certain advocacy organizations and others in the public. Legislation to amend the Safe Drinking Water Act to repeal this exemption and require federal permitting and regulatory control of hydraulic fracturing, as well as legislative proposals to require reporting and disclosure of the chemical constituents of the fluids used in the fracturing process, were proposed in recent sessions of Congress. Similar legislation could be introduced in the current session of Congress or at the state level or local level. Scrutiny of hydraulic fracturing activities continues in other ways, with the EPA, having commenced a study of the potential environmental impacts of hydraulic fracturing. In 2010, a committee of the U.S. House of Representatives undertook investigations into hydraulic fracturing practices, including requesting information from various field services companies. The U.S. Department of the Interior has announced that it will consider regulations relating to the use of hydraulic fracturing techniques on public lands and disclosure of fracturing fluid constituents. In addition, some states and localities have adopted, and others are considering adopting, regulations or ordinances that could restrict hydraulic fracturing in certain circumstances, or that would impose higher taxes, fees or royalties on natural gas production. Moreover, public debate over hydraulic fracturing and shale gas production has been increasing and has resulted in delays of well permits in some areas.

Increased regulation and attention given to the hydraulic fracturing process could lead to greater opposition, including litigation, to oil and natural gas production activities using hydraulic fracturing techniques. Additional legislation or regulation could also lead to operational delays or increased operating costs in the production of oil and natural gas, including from the developing shale plays, incurred by our customers or could make it more difficult to perform hydraulic fracturing. The adoption of any federal, state or local laws or the implementation of regulations or ordinances regarding hydraulic fracturing could potentially cause a decrease in the completion of new oil and natural gas wells and an associated decrease in demand for our water management activities, which could adversely affect our financial position, results of operations and cash flows.

Competitors in the market place may hinder our ability to compete.

We face competition in our water management business from several other water management companies, some of which are much larger enterprises than us. As a result, our ability to effectively enter into additional water management arrangements could be hindered by competition.

Some oil and gas producers have their own water management services, which could limit the demand for our services.

Our water management business is predicated on providing water management solutions to oil and gas producers. Some of the larger oil and gas producers have their own water management solutions and some have even implemented their own injection well sites to dispose of the waste water produced from their own oil and gas drilling activities. With access to their own water management solutions, larger oil and gas producers will have less need for the water management solutions that we provide. A lower demand for our services will adversely affect our financial position and ability to continue as an ongoing concern.

We may be subject to product liability claims for which we do not have adequate insurance coverage. If we were required to pay a substantial product liability claim, our business and financial condition would be materially adversely affected.

We face an inherent risk of exposure to product liability claims in the event that the use of our products results in injury or destruction of property. Such claims may include, among others, that our products introduce other contaminants into the water. Product liability claims relating to defective products could have a material adverse effect on our business and financial condition.

If we fail to meet evolving customer requirements for water treatment and invest in the development of our water treatment technologies, our business and operating results will be adversely affected.

We need to continually evaluate our technology and product offerings to remain competitive in our markets, in particular, the treatment of water used in the hydraulic fracturing process. If we are unable to develop or enhance our systems and services when necessary, whether through internal development or acquisition, to satisfy evolving customer demands, our business, operating results, financial condition and prospects will be harmed significantly.

Natural disasters and other adverse natural conditions can impose significant costs and losses on our business.

Salt water injection wells potentially may create earthquakes if near faults. In December 2011, the state of Ohio shut down a disposal site because it was determined that the disposal facility was completed into a previously unknown fault line and may have been a contributing factor in creating low energy earthquakes. We are not currently insured for earthquake coverage in Ohio, but we are evaluating options for business interruption insurance that may provide coverage for a disposal well being shut-in by a geological event.

We may be subject to risks arising from our continued ownership of our idle biomass facility in Imperial County, California.

We own an idle biomass power plant located in Imperial County, California, which we refer to as the biomass facility. The biomass facility was originally built in 1989 and has not operated since 1994. We do not have the intention of attempting to complete the construction and retrofitting of the biomass facility and have agreed to sell the facility to a third party.

Federal, state and local laws impose liability on a landowner for releases or the otherwise improper presence on the premises of hazardous substances. This liability is without regard to fault for, or knowledge of, the presence of such substances. Under certain circumstances, a landowner may be held liable for hazardous materials brought onto the property before it acquired title and for hazardous materials that are not discovered until after it sells the property. Similar liability may occur under applicable state law. In addition, we could face environmental liability for violations on or related to the ownership or operation of the biomass facility. If any hazardous materials are found within our operations and are in violation of the law or exceed regulatory action concentrations at any time, we may be liable for all cleanup costs, fines, penalties and other costs. This potential liability will continue after we sell or cease operations on any subject properties, including the biomass facility, and may apply to hazardous materials present within the properties before we acquired or commenced use of them. If significant losses arise from hazardous substance contamination, our financial viability may be substantially and adversely affected. Moreover, electric utilities and electric power plants such as the biomass facility are subject to environmental laws, rules and regulations that are subject to change. Additional capital expenditures may be required to comply with existing or new environmental laws, rules and regulations. We cannot predict at this time whether any additional legislation or rules will be enacted which will affect the biomass facility, and if such laws or rules are enacted, what the costs to us might be in the future because of such action.

In addition, the cost of owning the biomass facility or its resale value could be negatively impacted by new laws and regulations. Moreover, the biomass facility is located in a seismically active region and is subject to seismic events, including ground shaking, liquefaction and landslides. Our insurance may be inadequate to cover losses resulting from such events.

We have entered a purchase agreement to sell the biomass facility. The sale is expected to close on or before March 15, 2015, although there is no assurance the transaction will be consummated.

Risks Related to the Ownership of Our Securities

The prices of our equity securities may be volatile.

We expect the prices of our equity securities to be subject to fluctuations as a result of a variety of factors, including factors beyond our control. These factors include:

•	changing conditions in fuel markets;

•	changes in financial estimates by securities analysts;

•	changes in market valuations of comparable companies;

•	additions or departures of key personnel;

•	future sales of our capital stock;

•	tax and other regulatory developments;

•	our ability to develop water solutions for shale or “unconventional” oil and gas exploration;

•	our ability to develop and complete facilities, and to introduce and market the energy created by such facilities to economically viable production volumes in a timely manner; and

•	other factors discussed in this “Risk Factors” section and elsewhere in this document.

Our directors and officers have significant voting power and may take actions that may not be in the best interests of our other stockholders.

As of October 15, 2014, our officers and directors beneficially owned a majority of our common stock in the aggregate. As a result, these stockholders, if they act together, will be able to control our management and affairs and most matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock.

If we issue additional shares in the future, it will result in dilution to our existing stockholders.

Our certificate of incorporation, as amended, does not permit the holders of our common stock the right to subscribe for additional shares of capital stock upon any issuance or increase thereof. As a result, if we choose to issue additional shares of common stock or securities convertible into common stock, our stockholders may be unable to maintain their pro rata ownership of common stock. The issuance of additional securities will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares or securities convertible into or exercisable for shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current stockholders who do not purchase such shares. Further, such issuance may result in a change of control of the Company.

We may issue shares of our capital stock or debt securities to complete a business combination or acquire assets, which would dilute the equity interest of our stockholders and could cause a change in control of our ownership.

Our certificate of incorporation, as amended, authorizes the issuance of up to 90,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of October 15, 2014, there were 54,516,945 authorized but unissued shares of our common stock and 8,024,750 authorized but unissued shares of our preferred stock.

We may issue a substantial number of additional shares of our common stock or preferred stock or debt securities (which may be convertible into our capital stock), or a combination of common stock, preferred stock and debt securities, to the stockholders of a potential target or in connection with a related simultaneous financing to complete a business combination or asset purchase. The issuance of additional common stock, preferred stock or debt securities may:

•	significantly dilute the equity interest of our current stockholders;

•	subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to holders of our common stock;

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cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and possibly result in the resignation or removal of some or all of our present officers and directors; and

•	adversely affect prevailing market prices for our common stock.

Similarly, our issuance of additional debt securities could result in the following:

•	default and foreclosure on our assets if our operating revenues after a business combination or asset purchase are insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness, even if we have made all principal and interest payments when due, if the debt security contains covenants that require the maintenance of certain financial ratios or reserves, or change of control provisions, and any such covenant is breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

Our ability to successfully effect a business combination and to be successful afterwards will be dependent upon the efforts of our key personnel and other personnel we hire to manage the acquired business and whom we would have only a limited ability to evaluate.

Our ability to successfully effect a business combination and successfully integrate the acquired business’s operations with our own will be dependent upon the efforts of our key personnel and other personnel we hire to manage the acquired business. However, we cannot presently ascertain the future role of our key personnel in the target business. Moreover, while we intend to closely scrutinize any individuals we engage in connection with a business combination, our assessment of these individuals may prove to be incorrect. These individuals may be unfamiliar with the requirements of operating as part of a public company which could cause us to have to expend time and resources familiarizing them with such requirements. This process could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

We may be unable to obtain additional financing, if required, to complete a business combination, asset purchase or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination or asset purchase.

We cannot ascertain the capital requirements for any particular transaction. If the net proceeds of any specific capital raise prove to be insufficient, either because of the size of the business combination or asset purchase, we may be required to seek additional financing. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination or asset purchase, we would be compelled to restructure the transaction or abandon that particular business combination or asset purchase and seek an alternative target. In addition, if we consummate a business combination or asset purchase, we may require additional financing to fund the operations or growth of the target. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

We did not have effective disclosure controls and procedures in place to ensure that our proxy statement included, and our stockholders had the opportunity to vote on, all matters required by the SEC in connection with our 2013 annual meeting.

We did not have effective disclosure controls and procedures in place to ensure that our proxy statements included, and our stockholders had the opportunity to vote on, all matters required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated by the SEC thereunder. In particular, we failed to conduct the “say on pay” and “say on frequency” votes at our 2013 annual meeting.  As a result of such failure, our compensation system does not reflect input from all of our stockholders (although, since we have a majority stockholder, such stockholder’s views on compensation would be dispositive).  Additionally, we could be deemed ineligible by the SEC to access the capital markets in the future using the faster and less expensive short-form registration statements on Form S-3.

We have taken actions, and continue to work, to improve our disclosure controls and procedures.  In particular, our principal executive officer, principal financial officer and the other individuals involved with the filing of Exchange Act reports have re-familiarized themselves with the rules related thereto and have endeavored, and will continue hereafter, to seek counsel following board or stockholders meetings or other significant events to confirm whether or not any events have occurred that might trigger a filing obligation, or the disclosure of certain material within a filing, under the Exchange Act.  Additionally, we are requiring the officer or officers signing or filing any Form 10-K, Form 10-Q, proxy statement or other material Exchange Act report to first ascertain that such report has been reviewed for Exchange Act compliance by both our in house general counsel and our outside legal counsel.  Finally, we are including “say on pay” and “say on frequency” resolutions for stockholder consideration in the proxy statement for our 2014 annual meeting.

Our failure to maintain effective internal control over financial reporting could result in our failure to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which in turn could cause the trading price of our common stock to decline.

Our disclosure controls and procedures and internal controls over financial reporting may not prevent or detect misstatements or fraud. Any controls system, no matter how well designed and operated, can only provide reasonable, and not absolute, assurance of achieving the desired control objectives. Because of such limitations there is a risk that material misstatements or instances of fraud will not be prevented or detected on a timely basis by the financial reporting process. However, these inherent limitations are known features of the financial reporting process. Therefore, it is possible to design into the process safeguards to reduce, though not eliminate, this risk.

In the event we cannot comply with the requirements of the Sarbanes-Oxley Act of 2002 or we acquire a business that is unable to satisfy regulatory requirements relating to internal controls, or if our internal controls over financial reporting are not effective, our business and our stock price could suffer.

As a reporting public company, we are currently subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. In addition, such statute also requires an evaluation of any target business acquired by us. Section 404 of the Sarbanes-Oxley Act of 2002 requires companies to do a comprehensive evaluation of their internal controls, including an evaluation of any target businesses acquired by a company. In the event the internal controls over financial reporting of a target business cannot satisfy the regulatory requirements relating to internal controls or if these internal controls over financial reporting are not effective, we may not be able to complete a business combination with the target business without substantial cost or significant risks to the Company, or our management may be unable to certify as to the effectiveness of the internal controls following the completion of a business combination. Our efforts to comply with Section 404 and related regulations regarding our management’s required assessment of internal controls over financial reporting may require the commitment of significant financial and managerial resources or may prevent a business combination with certain target businesses. If we fail to timely complete our evaluation, if our management is unable to certify the effectiveness of the internal controls of the Company or the acquired business, we could be subject to regulatory scrutiny and loss of public confidence, which could have a material adverse effect on our business and our stock price.

Our outstanding options, warrants, convertible promissory notes and Series C Preferred Stock may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of outstanding options and warrants or conversion of convertible promissory notes or our Series C Preferred Stock could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised or converted, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our options, warrants, convertible promissory notes and Series C Preferred Stock may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of a sale, of the shares underlying the options, warrants, convertible promissory notes and Series C Preferred Stock could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If, and to the extent, options, warrants, convertible promissory notes or shares of Series C Preferred Stock are exercised or converted, as applicable, you may experience dilution to your holdings.

We do not intend to pay dividends on our common stock and thus stockholders must look solely to appreciation of our common stock to realize a gain on their investments.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends on our common stock in the foreseeable future. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements, and investment opportunities. Accordingly, stockholders must look solely to appreciation of our common stock to realize a gain on their investment. This appreciation may not occur.

Our certificate of incorporation and bylaws and Delaware law may inhibit a takeover.

In certain circumstances, the fact that corporate devices are in place that will inhibit or discourage takeover attempts could reduce the market value of our common stock. Our certificate of incorporation, as amended, bylaws, as amended, and certain other agreements contain certain provisions that may discourage other persons from attempting to acquire control of us. These provisions include, but are not limited to, the following:

•	staggered terms of service for our board of directors;

•	the authorization of the board of directors to issue shares of undesignated preferred stock in one or more series without the specific approval of the stockholders;

•	the establishment of advance notice requirements for director nominations and actions to be taken at annual meetings; and

•

a provision of our bylaws providing that special meetings of the stockholders may be called by our chairman, our president, or our board of directors, or by our president or secretary at the request in writing of the holders of not less than 30% of all shares issued, outstanding and entitled to vote.

All of these provisions could impede a merger, consolidation, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

If we do not continue to meet the listing standards established by the NYSE MKT, our common stock may not remain listed for trading.

The NYSE MKT has established certain quantitative and qualitative standards that companies must meet in order to remain listed for trading on these markets. We cannot guarantee that we will be able to maintain all necessary requirements for listing; therefore, we cannot guarantee that our common stock will remain listed for trading on the NYSE MKT or any other similar market. In particular, if the sales price of our common stock on the NYSE MKT, last reported on October 14, 2014 to be $1.13, remains low or falls, the NYSE MKT could seek to delist or suspend dealings in our common stock.

Ongoing losses may prevent us from paying dividends on any series of our preferred stock which we may issue.

As we have continued to experience ongoing losses from our current operations we may be prevented or unable to pay dividends on any series of our preferred stock which we may issue in the future. Our business is speculative and dependent upon the implementation of our new business strategy, as well as our ability to enter into agreements with third parties for necessary financing for the construction of facilities related to our water management operations. There can be no assurance that our efforts will be successful or result in revenue or profit. There is no assurance that we will earn significant revenues to satisfy our current obligations. As a result, we may not be able to generate sufficient revenues to pay dividends on any series of our preferred stock which we may issue in the future.

The market value of our equity securities could be adversely affected by various factors.

The trading price of our equity securities may depend on many factors, including the following:

•	market liquidity;

•	particularly with respect to any series of preferred stock which we may issue, prevailing interest rates;

•	the market for similar securities

•	general economic conditions; and

•	our financial condition, performance and prospects.

For example, higher market interest rates could cause the market price of our equity securities, including any series of preferred stock which we may issue, to decrease.

We could be prevented from paying dividends on any series of preferred stock which we may issue.

You will only receive cash dividends on any series of preferred stock which we may issue if we have funds legally available for the payment of dividends and such payment is not restricted or prohibited by law, the terms of any senior shares, or any documents governing our indebtedness. Our business may not generate sufficient cash flow from operations to enable us to pay dividends on any series of preferred stock which we may issue when payable. We have paid the dividends accrued on the currently issued and outstanding shares of Series C Preferred Stock. In addition, future debt, contractual covenants or arrangements we enter into may restrict or prevent future dividend payments. Accordingly, there is no guarantee that we will be able to pay any cash dividends on any series of preferred stock which we may issue. Furthermore, in some circumstances, we may pay dividends in stock rather than cash, and our stock price may be depressed at such time.

Any series of preferred stock which we may issue will be subordinated to all of our existing and future debt.

With respect to dividend rights and rights upon our liquidation, winding-up or dissolution, on any series of preferred stock which we may issue will be subordinated to all of our existing and future debt, and all future capital stock designated as senior to any series of preferred stock which we may issue. We may also incur additional indebtedness in the future to finance potential acquisitions or other activities. As a result, our existing and future indebtedness may be subject to restrictive covenants or other provisions that may prevent or otherwise limit our ability to make dividend or liquidation payments on any series of preferred stock which we may issue. Upon our liquidation, our obligations to our creditors would rank senior to any series of preferred stock which we may issue and would be required to be paid before any payments could be made to holders of any series of preferred stock which we may issue.

Our ability to use net operating loss carryforwards to offset future taxable income may be subject to certain limitations.

We currently have net operating loss carryforwards that may be available to offset future taxable income. However, changes in the ownership of our stock (including certain transactions involving our stock that are outside of our control) could result (or may have already resulted) in an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, which may significantly limit our ability to utilize our net operating loss carryforwards. To the extent an ownership change has occurred or were to occur in the future, it is possible that the limitations imposed on our ability to use pre-ownership change losses could cause a significant net increase in our U.S. federal income tax liability and could cause U.S. federal income taxes to be paid earlier than otherwise would be paid if such limitations were not in effect.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements and information contained in this prospectus and the documents incorporated by reference herein that are not statements of historical fact, including all estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. These forward looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, budgets, projected costs, capital expenditures, savings and plans, competition, future inventories, projects and programs, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our activities, market conditions in the renewable energy and water management industry and the impact of environmental and other governmental regulation. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “pursue,” “plan” or “continue” or the negative thereof or variations thereon or similar terminology. These forward-looking statements are based upon current beliefs and expectations of management and are subject to numerous assumptions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed in the section entitled “Risk Factors” above and elsewhere in this prospectus and the documents we have incorporated by reference herein.

Because forward-looking statements are subject to risks and uncertainties, our actual results may differ materially from those expressed or implied by such statements. You are cautioned not to place undue reliance on forward-looking statements, contained herein, which speak only as of the date of this prospectus. Other unknown or unpredictable factors may cause our actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, including estimates, whether as a result of new information, future events, or otherwise. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the SEC’s rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to those filings. You should review the complete document to evaluate these statements.

We are subject to the information requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information filed by us are available to the public free of charge at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.greenhunterresources.com. You may also read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, you may read our SEC filings at the offices of the NYSE MKT, which is located at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering of securities under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference the information and documents listed below and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 31, 2014, as amended by Form 10-K/A, filed with the SEC on October 16, 2014;

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our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2014, filed with the SEC on May 12, 2014, and for the quarterly period ended June 30, 2014, filed with the SEC on August 11, 2014;

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our Current Reports on Form 8-K filed on January 21, 2014, February 4, 2014, February 24, 2014, March 6, 2014, March 31, 2014, April 1, 2014, May 6, 2014, June 30, 2014, July 22, 2014, August 4, 2014, August 20, 2014, August 22, 2014, September 4, 2014, and September 9, 2014;

●	the description of our Series C Preferred Stock included in the Form 8-A filed on July 30, 2012, and any amendment or report filed with the SEC for the purpose of updating such description;

●	The description of our common stock included in the Form 8-A filed on December 21, 2007, and any amendment or report filed with the SEC for the purpose of updating such description; and

●

all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, except as to any portion of any future report or document that is furnished to the SEC and which is not deemed “filed” with the SEC under such provisions.

Moreover, all filings of the Company filed pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus.

You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports, free of charge, on the SEC’s web site (www.sec.gov).

In addition, we will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference in this prospectus or any accompanying prospectus supplement or into such documents). Such requests may be directed to the Corporate Secretary, GreenHunter Resources, Inc., 1048 Texan Trail, Grapevine, Texas 76051, or you may call (972) 410-1044.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated by reference exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in any prospectus supplement or in the documents incorporated by reference into the foregoing is accurate as of any date other than the date on the front of this prospectus or the date of the applicable prospectus supplement or other documents.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of any securities under this prospectus for capital expenditures, working capital, acquisitions (whether direct or indirect) and other investments, repayment or refinancing of indebtedness, the possible repurchase of our common stock, investments in our subsidiaries, redemption of all or a portion of our outstanding equity interests, general corporate purposes or other purposes mentioned in any prospectus supplement. Pending any specific application, we may temporarily invest the net proceeds or apply them to the reduction of short-term indebtedness. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement. We will not receive any proceeds from the sale of common stock by the selling stockholders.

PLAN OF DISTRIBUTION

Sales of Securities by the Company

We may sell the securities offered through this prospectus or any applicable prospectus supplement in any one or more of the following ways:

●	directly to investors, including through a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters for resale to investors or to the public;

●	to one or more underwriters acting alone for resale to investors or to the public;

●

through a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	exchange distributions and/or secondary distributions;

●	by delayed delivery contracts or by remarketing firms;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

●	through a combination of any such methods of sale.

Our common stock may be issued upon conversion of debt securities or preferred stock. Securities may also be issued upon exercise of warrants. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. Any of the prices may represent a discount from the prevailing market prices. In the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will, where applicable, describe, disclose or identify:

●	the terms of the offering;

●	any underwriters, dealers or agents;

●	any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We may sell the securities offered through this prospectus directly or through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

If indicated in the applicable prospectus supplement, securities may also be offered or sold by a “remarketing firm” in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms may act as principals for their own accounts or as agents. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us. It will also describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

We may from time to time engage a firm or firms to act as our agent for one or more offerings of our securities. We sometimes refer to any such agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, than the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on an exchange, or sales made to or through a market maker other than on an exchange. Any such offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market, other than shares of our common stock, which are listed on the NYSE MKT, and our Series C Preferred Stock, which is listed on the NYSE MKT. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet (sometimes referred to as the “world wide web”) or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Sales of Our Common Stock by Selling Stockholders

As of the date of this prospectus, we have not been advised by any selling stockholder as to any plan of distribution. The selling stockholders may choose not to sell any common stock. The common stock offered by this prospectus may be sold from time to time to purchasers:

●	directly by the selling stockholders or their successors, which includes their donees, pledgees, assignees or transferees or other successors-in-interest; or

●

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling stockholders or the purchasers of the common stock. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The selling stockholders reserve the right to accept and, together with their agents, to reject, any proposed purchases of common stock to be made directly or through agents.

The selling stockholders and any underwriters, broker-dealers or agents who participate in the sale or distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. If a selling stockholder is a registered broker-dealer, such selling stockholder will be deemed to be an underwriter. If a selling stockholder is deemed to be an underwriter, any profits on the sale of the common stock by the selling stockholder and any discounts, commissions or agent’s commissions or concessions received by such selling stockholder may be deemed to be underwriting discounts and commissions under the Securities Act. If a selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12 and 17 of the Securities Act.

The common stock may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation on which the common stock may be listed or quoted at the time of the sale;

●	in the over-the-counter market;

●	in transactions other than on such exchanges or services or in the over-the-counter market;

●

through the writing of options (including the issuance by the selling stockholder of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

●	through the settlement of short sales; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with sales of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions which in turn may:

•	engage in short sales of the common stock in the course of hedging their positions;

•	sell the common stock short and deliver the common stock to close out short positions;

•	loan or pledge the common stock to broker-dealers or other financial institutions that in turn may sell the common stock;

•

enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the common stock, which the broker-dealer or other financial institution may resell under this prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

The selling stockholders may from time to time transfer, pledge, assign or grant a security interest in some or all the shares of common stock respectively owned by them and, if they default in the performance of their secured obligations, the transferees, pledgees, assignees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the transferee, pledgee, assignee or other successors in interest as selling stockholders under this prospectus.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the common stock by the selling stockholders.

Our common stock is listed on the NYSE MKT under the symbol “GRH”.

There can be no assurance that the selling stockholders will sell any or all of the common stock under this prospectus. Further, we cannot assure you that the selling stockholders will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus.

The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling stockholders and any other person participating in the sale of the common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

SELLING STOCKHOLDERS

The table below provides information regarding the selling stockholders and the number of shares of common stock they are offering, which includes:  shares of our common stock issuable upon the exercise of outstanding common stock warrants held by the selling stockholders. The shares are being registered to permit public secondary trading of the shares, and the selling stockholders may offer the shares for resale from time to time. The shares of common stock may be sold by the selling stockholders, transferees, pledgees, assignees or other successors in interest. No offer or sale may occur unless this prospectus is effective at the time a selling stockholder offers or sells such common stock, unless an exemption from registration is available.

The securities of the Company being offering by the selling stockholders pursuant to this prospectus were acquired in three private transactions with the Company. The first transaction closed during the third quarter of 2013. In this transaction, the selling stockholders purchased 181,786 units consisting of an aggregate of 181,786 shares of the Company’s 10% Series C Cumulative Preferred Stock and 282,779 common stock purchase warrants, for aggregate gross proceeds of $3,181,255. Each warrant entitles the holder to purchase one share of common stock at a price of $2.25 per share.

The second transaction closed on November 15, 2013. The Company closed a private placement consisting of $1,510,000 aggregate principal amount of the Company’s 15.0% Term Notes due one year from the date of issuance together with warrants to purchase up to 134,211 shares of the Company’s common stock. Each warrant entitles the holder to purchase one share of common stock at a price of $2.25 per share. These warrants have an expiration date five years from the date of issuance.

The third transaction closed on March 7, 2014. The Company closed a private placement consisting of $1,135,000 aggregate principal amount of the Company’s 15.0% Term Notes due one year from the date of issuance together with warrants to purchase up to 100,879 shares of the Company’s common stock. Each warrant entitles the holder to purchase one share of Common Stock at a price of $2.25 per share. These warrants have an expiration date five years from the date of issuance.

The following table sets forth certain information regarding the selling stockholders’ beneficial ownership of our common stock as of October 15, 2014 when there were 35,483,055 shares of our common stock issued and outstanding. The information presented below is based solely on our review of information provided by the selling stockholders. The number of shares beneficially owned, beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares that an individual or entity has the right to acquire beneficial ownership of within 60 days through the exercise of any warrant or other right.

We believe that the persons named in the table below have sole voting and investment power with respect to all shares beneficially owned. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by each of the selling stockholders.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Before Offering(1)	Percentage of Common Stock Beneficially Owned	Number of Shares of Common Stock Offered for Resale Under this Prospectus(2)	Number of Shares of Common Stock Beneficially Owned Following Resale(3)	Percentage of Common Stock Beneficially Owned Following Resale(3)
Context Partners Fund, L.P.(4)	31,111	*	31,111	0	0
New Salem Investment Capital, LLC(5)	46,667	*	46,667	0	0
Forward Select Income Fund(6)	70,000	*	70,000	0	0
Forward Select Income Opportunity Fund(6)	31,111	*	31,111	0	0
Wells Fargo Advantage Global Dividend Opportunity Fund(7)	96,112	*	96,112	0	0
Focus Managed Accounts Fund LTD(4)	7,778	*	7,778	0	0
BJC Investments LLC(8)	8,888	*	8,888	0	0
CPL Investment LP(9)	17,776	*	17,776	0	0

Dale V. Schulz	7,111	*	7,111	0	0
DRAFT Company(10)	8,888	*	8,888	0	0
First Trust Company of Onaga Custodian FBO Richard H Nicholson(11)	8,888	*	8,888	0	0
Ford & Catherine Nicholson Fund of the Nicholson Family Foundation(12)	4,444	*	4,444	0	0
Ford J. Nicholson	1,777	*	1,777	0	0
Gary C. Evans(13)	16,047,834	52	8,888	16,038,946	52
Jason C. Pettigrew	77,777	*	17,777	60,000	*
JKL Family Holdings, LLC(14)	8,888	*	8,888	0	0
Jon B. Kruljac	5,333	*	5,333	0	0
Kirk Trosclair(15)	17,273	*	8,888	8,385	*
Martha Nicholson	8,888	*	8,888	0	0
Nancy B. Nicholson	6,221	*	6,221	0	0
NBLP Company(16)	17,777	*	17,777	0	0
Nicholson Boys LP(17)	17,777	*	17,777	0	0
RAFT Company(18)	4,444	*	4,444	0	0
Richard & Nancy Nicholson Fund of the Nicholson Family Foundation(19)	13,332	*	13,332	0	0
Richard H. Nicholson	8,888	*	8,888	0	0
Richard H. Nicholson GST Trust(20)	6,666	*	6,666	0	0
Richard Nicholson 2003 Grat(21)	3,555	*	3,555	0	0
Rick Farrell	8,888	*	8,888	0	0
Todd & Martha Nicholson Fund of the Nicholson Family Foundation(22)	8,888	*	8,888	0	0
Todd S. Nicholson	8,888	*	8,888	0	0
Todd S. Nicholson GST Trust(23)	8,888	*	8,888	0	0
Wendy R. Falgoust	4,444	*	4,444	0	0

TOTAL	16,625,200		517,869

(*)	Represents ownership of less than one percent.
(1)	Includes the shares of common stock issuable upon the exercise of warrants to be offered for resale by the entity hereunder and issued and outstanding shares of common stock.
(2)	Includes the shares of common stock issuable upon the exercise of warrants to purchase common stock.
(3)	Assumes the selling stockholders sell all the common stock being offered by this prospectus.
(4)

Voting and investment power is held by Michael S. Rosen and William D. Fertig, each of whom disclaims beneficial ownership of such shares except to the extent of his individual pecuniary interest therein, if any.

(5)	Voting and investment power is held by Jim Curran, who disclaims beneficial ownership of such shares except to the extent of his individual pecuniary interest therein, if any.
(6)	Voting and investment power is held by Joel Beam, who disclaims beneficial ownership of such shares except to the extent of his individual pecuniary interest therein, if any.
(7)	Voting and investment power is held by Tim O’Brien, who disclaims beneficial ownership of such shares except to the extent of his individual pecuniary interest therein, if any.
(8)	Voting and investment power is held by Todd Nicolson, who disclaims beneficial ownership of such shares except to the extent of his individual pecuniary interest therein, if any.
(9)	Voting and investment power is held by Richard Nicolson, who disclaims beneficial ownership of such shares except to the extent of his individual pecuniary interest therein, if any.

(10)

Voting and investment power is held by Richard Nicholson, Ford Nicholson, Todd Nicholson and David Nicholson, each of whom disclaims beneficial ownership of such shares except to the extent of his individual pecuniary interest therein, if any.

(11)	Voting and investment power is held by Richard Nicholson, who disclaims beneficial ownership of such shares except to the extent of his individual pecuniary interest therein, if any.
(12)

Voting and investment power is held by David Nicholson, Richard Nicholson, Ford Nicholson and Todd Nicholson, each of whom disclaims beneficial ownership of such shares except to the extent of his individual pecuniary interest therein, if any.

(13)	Gary C. Evans is the Chairman and Interim Chief Executive Officer of GreenHunter Resources, Inc.
(14)

Voting and investment power is held by Richard Nicholson and Kristine Johnston, each of whom disclaims beneficial ownership of such shares except to the extent of his or her individual pecuniary interest therein, if any.

(15)	Kirk Trosclair is the Senior Vice President and Chief Operating Officer of GreenHunter Resources, Inc.
(16)

Voting and investment power is held by Britta Richter, Julia Samuelson, Chad Nicholson, Pondie Taylor, Lucius Nicholson, John Nicholson, Kate Nicholson, Laura Nicholson, Blake Nicholson, Charlotte Nicholson and Jane Nicholson, each of whom disclaims beneficial ownership of such shares except to the extent of his or her individual pecuniary interest therein, if any.

(17)

Voting and investment power is held by David Nicholson, Richard Nicholson, Ford Nicholson and Todd Nicholson, each of whom disclaims beneficial ownership of such shares except to the extent of his individual pecuniary interest therein, if any.

(18)

Voting and investment power is held by Richard Nicholson, Ford Nicholson and Todd Nicholson, each of whom disclaims beneficial ownership of such shares except to the extent of his individual pecuniary interest therein, if any.

(19)

Voting and investment power is held by David Nicholson, Richard Nicholson, Ford Nicholson and Todd Nicholson, each of whom disclaims beneficial ownership of such shares except to the extent of his individual pecuniary interest therein, if any.

(20)

Voting and investment power is held by Ford Nicholson and Kristine Johnston, each of whom disclaims beneficial ownership of such shares except to the extent of his or her individual pecuniary interest therein, if any.

(21)	Voting and investment power is held by Richard Nicholson, who disclaims beneficial ownership of such shares except to the extent of his individual pecuniary interest therein, if any.
(22)

Voting and investment power is held by David Nicholson, Richard Nicholson, Ford Nicholson and Todd Nicholson, each of whom disclaims beneficial ownership of such shares except to the extent of his individual pecuniary interest therein, if any.

(23)

Voting and investment power is held by Richard Nicholson, Ford Nicholson and Kristine Johnston, each of whom disclaims beneficial ownership of such shares except to the extent of his or her individual pecuniary interest therein, if any.

The selling stockholders listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the shares of our common stock since the date on which the information in the above table was provided to us. Information about the selling stockholders may change over time.

Because the selling stockholders may offer all or some of their shares of our common stock from time to time, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon the termination of any particular offering by the selling stockholders. Please refer to the information provided under the heading “Plan of Distribution.” The selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act.

All expenses incurred with the registration of the common stock owned by the selling stockholders will be borne by us. Underwriting discounts and commissions and similar costs and expenses relating to the sale of such common stock by the selling stockholders is to be borne by the selling stockholders.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be either our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities and any related subsidiary guarantees.

The following is a summary of selected provisions and definitions of the indentures and the debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and the certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture, including the form of the certificate evidencing the applicable debt security, that is filed as an exhibit to the registration statement that includes this prospectus. In this description of the debt securities, the words “the Company”, “we”, “us” or “our” refer only to GreenHunter Resources, Inc. and not to any of our subsidiaries, unless we otherwise expressly state or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•

the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•

if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•

if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and Discharge; Defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated Debt Securities”;

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•	any provisions relating to guarantees for the securities and any circumstances under which there may be additional obligors; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Guarantees

Payment of the principal of, premium, if any, and interest on any debt securities may be guaranteed by certain of our subsidiaries. Such guarantees will be full, unconditional, and irrevocable, and will be joint and several, unless provided otherwise in the applicable prospectus supplement. The other terms of any such guarantees, including any limitations thereon and the terms of release and discharge of any guarantor therefrom, will be described in the applicable prospectus supplement. The obligations under any guarantee will be limited so as not to constitute a fraudulent conveyance under applicable federal or state laws.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Initially, we will appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants”. Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due,

will be repaid to us. Thereafter, the holder may look only to us for such payment.

No Protection in the Event of a Change of Control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

 Consolidation, Merger and Sale of Assets

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any entity, unless:

•

the successor entity, if any, is a corporation, limited liability company, partnership, trust or other business entity existing under the laws of the United States, any State within the United States or the District of Columbia;

•	the successor entity assumes our obligations on the debt securities and under the indentures;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of Default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

1.	we fail to pay principal of or any premium on any debt security of that series when due;

2.	we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

3.	we fail to deposit any sinking fund payment when due;

4.	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

5.	certain events including our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, or any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least a 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities”.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or to appoint a receiver or a trustee, or for any other remedy under the indentures, unless:

1.	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

2.

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

3.

the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in clauses (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and Waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the indenture;

•	adding covenants or events of default;

•	making certain changes to facilitate the issuance of the securities;

•	securing the securities;

•	providing for a successor trustee or additional trustees;

•	curing any ambiguities or inconsistencies;

•	providing for guarantees of, or additional obligors on, the securities;

•	permitting or facilitating the defeasance and discharge of the securities; and

•	other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•

reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•

We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration, transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•

We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer or director (or, in the absence of a subsidiary guarantee, subsidiary) of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the Trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

Subordinated Debt Securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full, in cash or other payment satisfactory to holders of senior debt, of all senior debt, including any senior debt securities.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

•

a default in our obligations to pay principal, premium, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•

any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture, which we refer to as a non-payment default.

We may and shall resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived or ceases to exist; and

•	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may start on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under “Satisfaction and Discharge; Defeasance”, if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the rights of our common stock and preferred stock and related provisions of our certificate of incorporation, as amended, and our bylaws. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation, as amended (including by our certificate of designations) and our bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Our certificate of incorporation, as amended, authorizes the issuance of up to 90,000,000 shares of common stock, par value $0.001 per share.

Common Stock Outstanding. As of October 15, 2014 there were 35,483,055 shares of our common stock issued and outstanding. All shares of our common stock currently outstanding are fully paid and non-assessable.

Voting Rights. Each share of our common stock entitles its holder of record to one vote on all matters to be voted on by the stockholders. All matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by the holders of our common stock present in person or represented by proxy, voting as a single class. Except as otherwise provided by law or in our certificate of incorporation, as amended, and subject to voting rights granted to holders of outstanding preferred stock and the power of our board of directors to amend our bylaws, amendments to our certificate of incorporation, as amended, and our bylaws must be approved by a majority of the votes entitled to be cast by the holders of our common stock, voting as a single class. Holders of our common stock are not entitled to cumulate their votes in the election of directors. Each of our directors will be elected annually by our stockholders voting as a single class.

Dividend Rights. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the time if, as and when declared by our board of directors.

Preemptive Rights. Holders of our common stock are not entitled to preemptive rights and our common stock is not subject to redemption or conversion. There are no redemption or sinking fund provisions applicable to our common stock.

Rights upon Liquidation. Upon the liquidation, dissolution or winding-up of the Company, the holders of our common stock are entitled to share pro-rata in all assets remaining after payment of all our debts and other liabilities and the liquidation preferences of any outstanding preferred stock.

Listing. Our common shares are listed on the NYSE MKT under the symbol “GRH”.

Preferred Stock

Our certificate of incorporation, as amended, authorizes 10,000,000 shares of preferred stock, par value $0.001 per share. Pursuant to our certificate of incorporation, as amended, our board of directors has the authority, without further action by our stockholders (unless such action is required, the certificate of designations for our existing preferred stock, by applicable law or listing rules of an applicable securities exchange or quotation system), to designate and issue our preferred stock in one or more series and to establish the designations, powers, preferences and relative participating, optional or other rights of such series, which may be greater than the rights of our common stock.

Preferred Stock Outstanding. We currently have three series of preferred stock: the 2007 Series A 8% Convertible Preferred Stock, which we refer to as the Series A Preferred Stock, the 2008 Series B Convertible Preferred Stock, which we refer to as the Series B Preferred Stock, and the Series C Preferred Stock. As of October 15, 2014, there were no shares of Series A Preferred Stock or Series B Preferred Stock outstanding, and 1,975,250 shares of Series C Preferred Stock issued and outstanding. As discussed above, our board of directors generally has to designate and issue our preferred stock in one or more further series. The rights of the Series A Preferred Stock and Series B Preferred Stock are substantially identical, except as described below.

Series A and Series B Preferred Stock

Dividend Rights. Once declared, a cumulative dividend is payable on the Series A Preferred Stock at the annual rate of 8.0% of the $1,000 stated value, or $80.00 per share. Such dividends are payable, at our option in cash or shares of common stock. Dividends payable in shares of common stock will be paid by calculating the cash dividend that is due on the dividend payment date, dividing such amount by the 10-day average price per share of common stock, and multiplying this amount by 115%. Dividends are paid quarterly in arrears, if and when declared by our Board of Directors, on March 31, June 30, September 30 and December 31 in each year or if such date is not a business day, then on the business day immediately following such dividend payment date. In the event that dividends on the Series A Preferred Stock have not been paid in full for two consecutive quarters the stated value of the preferred stock shall increase by the amount of dividends that would have been required to be paid if such dividends had been declared and the dividend rate on the Series A Preferred Stock shall increase to 10.0% per annum for only such added stated value. There is no fixed dividend payable on Series B Preferred Stock.

Conversion Rights. Shares of Series A Preferred Stock are convertible at any time, at the option of the holder, into shares of common stock at a conversion price of $5.00 per common share, subject to certain anti-dilution protections. In accordance with these anti-dilution protections, the conversion price of our preferred stock will be subject to an adjustment to reduce dilution in the event that we effect a stock split, a recapitalization, or similar event. Shares of Series B Preferred Stock are convertible at any time, at the option of the holder, into shares of common stock at a conversion price of $7.50 per common share, subject to the same anti-dilution protections. We retain the option to convert both series of preferred stock at the conversion price then in effect, in whole or in part, at any time each of the following conditions are satisfied: (1) the last closing trade price per share of the common stock is greater than or equal to $20.00 for 31 consecutive trading days (as adjusted for splits, recapitalizations, and the like), and (2) the average daily trading volume for shares of our common stock over the same 31-trading day period equals or exceeds 65,000 shares.

 Voting Rights. The Series A Preferred Stock and Series B Preferred Stock will vote together with the shares of common stock as a single class at any annual or special meeting of stockholders, and each holder of preferred stock is entitled to that number of votes equal to the number of shares of common stock into which the shares of preferred stock held by such holder on the record date fixed for such meeting are convertible. In addition, the affirmative vote of holders of at least a majority of the outstanding shares of Series A Preferred Stock or Series B Preferred Stock, as applicable, and all other shares of preferred stock similarly affected and entitled to vote, voting as a single class shall be required in order to: (i) amend, repeal or change the provisions of our certificate of incorporation, as amended, in any way which would materially and adversely affect the rights or preferences of the Series A Preferred Stock or Series B Preferred Stock, or (ii) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock that has rights senior to or on parity with the Series A Preferred Stock or Series B Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up.

Redemption Rights. At our sole option, on or after the fifth anniversary of each series’ issuance date, we may redeem the Series A Preferred Stock or Series B Preferred Stock by paying in cash the original purchase price for the redeemed shares plus any accrued and unpaid dividends thereon. Upon the liquidation, dissolution or winding-up of the Company, the holders of our preferred stock are entitled to an amount equal to the original purchase price plus any accrued but unpaid dividends. After the payment of this liquidation amount, the remaining assets of the Company will be distributed to the holders of common stock.

Series C Preferred Stock

Ranking. The Series C Preferred Stock ranks: (i) senior to our common stock and any other equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank junior to such Series C Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “junior shares;” (ii) equal to any shares of equity securities that we may issue in the future, the terms of which specifically provide that such equity securities rank on par with such Series C Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up, referred to as “parity shares;” (iii) junior to our Series A Preferred Stock and Series B Preferred Stock; (iv) junior to all other equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to such Series C Preferred Stock, in each case with respect to payment of dividends and amounts upon liquidation, dissolution or winding up (any such creation would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock), referred to, together with the Series A Preferred Stock and Series B Preferred Stock, as “senior shares;” and (v) junior to all our existing and future indebtedness.

Dividends. Holders of the Series C Preferred Stock will be entitled to receive, when and as declared by our board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 10% per annum of the $25.00 per share liquidation preference, equivalent to $2.50 per annum per share. We are current in our payments of cash dividends to our currently issued and outstanding shares of Series C Preferred Stock.

With respect to monthly dividend periods, we set the record date for each monthly dividend period on or about the fifteenth of every month with dividends for such monthly dividend period to be paid at the end of such month to such holders of record. Holders of Series C Preferred Stock will only be entitled to dividend payments for each monthly dividend period pursuant to which they are the holder of record as of the applicable record date. Accordingly, any shares of Series C Preferred Stock initially issued after the record date for a monthly dividend period (which is on or about the fifteenth of each monthly dividend period) will not be entitled to dividends for such monthly dividend period. Dividends will generally be payable monthly in arrears on the last day of each calendar month; provided, that if such day falls on a national holiday or a weekend, such dividends will be due and payable on the next business day following such weekend or national holiday. Dividends payable on the shares of Series C Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay dividends to holders of record as they appear in our stock records at the close of business on the applicable record date, which will be the 10th day preceding the applicable payment date, or such other date we establish no less than ten days and no more than 30 days preceding the payment date.

Conversion Rights. The shares of Series C Preferred Stock are not convertible into or exchangeable for any of our other property or securities except under certain circumstances upon a change of ownership or control transaction.

Upon the occurrence of a change of ownership or control, which we refer to as the Change of Control Date, each holder of shares of our Series C Preferred Stock shall have the right, unless prior to the Change of Control Date we have provided notice of our election to redeem the shares of Series C Preferred Stock to convert some or all of the shares of Series C Preferred Stock held by such holder on the Change of Control Date into a number of shares of our common stock, which we refer to as the Change of Control Conversion Right. The number of shares of common stock obtained upon such conversion would be equal to the lesser of (i) the quotient obtained by dividing (A) the sum of (x) the $25.00 per share liquidation preference plus (y) the amount of any accumulated and unpaid dividends to, but not including, the change of control date (unless the change of control date is after a dividend record date and prior to the corresponding dividend payment date, in which case no additional amount for such accumulated and unpaid dividends will be included in such sum) by (B) the consideration per share of common stock paid in the change of ownership or control, and (ii) 27.9329, or the Share Cap.

Voting Rights. Except as indicated below, the holders of Series C Preferred Stock will have no voting rights.

If and whenever either (i) cash dividends on any outstanding Series C Preferred Stock have not been paid in full for any monthly dividend period for any four consecutive or non-consecutive quarterly periods, whether or not earned or declared, or (ii) the Series C Preferred Stock is not listed on a national exchange for a period of at least 180 consecutive days after it becomes eligible for listing, the number of directors then constituting our board of directors will increase by two, and the holders of Series C Preferred Stock, voting together as a class with the holders of any other parity shares upon which like voting rights have been conferred (any such other series, being “voting preferred shares”), will have the right to elect two additional directors to serve on our board of directors at any annual meeting of stockholders, or special meeting held in place thereof, or a special meeting of the holders of Series C Preferred Stock and such voting preferred shares called at the request of any holder of record of the Series C Preferred Stock or by a holder of such voting preferred shares and at each subsequent annual meeting of stockholders until all such dividends and all dividends for the current quarterly period on the Series C Preferred Stock and such other voting preferred shares have been paid or declared and paid or set aside for payment for two consecutive quarterly periods, or until the Series C Preferred Stock is again subject to a national market listing, as applicable. The term of office of all directors so elected will terminate with the termination of such voting rights.

 The approval of two-thirds of the outstanding Series C Preferred Stock and all other series of voting preferred shares similarly affected, voting as a single class, is required in order to: (i) amend our certificate of incorporation if such amendment materially and adversely affects the rights, preferences or voting power of the holders of the Series C Preferred Stock or the voting preferred shares; (ii) enter into a statutory share exchange that affects the Series C Preferred Stock, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into us, unless in each such case each share of Series C Preferred Stock remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred stock of the surviving entity having preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of the Series C Preferred Stock (except for changes that do not materially and adversely affect the holders of the Series C Preferred Stock); or (iii) authorize, reclassify, create, or increase the authorized amount of any class of stock having rights senior to the Series C Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up. The creation of a class of parity shares or an increase of the authorized number of Series C Preferred Stock shall require the approval of the majority of the outstanding Series C Preferred Stock. However, we may create additional classes of shares ranking junior to the Series C Preferred Stock as to dividends or upon liquidation (each, referred to as “junior shares”), increase the authorized number of junior shares and issue additional shares of Series C Preferred Stock, series of parity shares and junior shares without the consent of any holder of Series C Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding Series C Preferred Stock have been redeemed in accordance with their terms or called for redemption in accordance with their terms and sufficient funds shall have been deposited in trust to effect such redemption.

Except as provided above, the holders of Series C Preferred Stock are not entitled to vote on any merger or consolidation involving us or a sale of all or substantially all of our assets or any amendment to our certificate of incorporation.

Redemption. We may not redeem the Series C Preferred Stock prior to June 30, 2015, except following a Change of Ownership or Control as described above in this prospectus. On or after June 30, 2015, we, at our option, upon not less than 30 nor more than 60 days’ written notice, may redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest. If fewer than all of the outstanding Series C Preferred Stock are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by us.

Unless full cumulative dividends on all Series C Preferred Stock and all parity shares shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no Series C Preferred Stock or parity shares shall be redeemed unless all outstanding Series C Preferred Stock and parity shares are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Series C Preferred Stock or parity shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series C Preferred Stock and parity shares. Furthermore, unless full cumulative dividends on all outstanding Series C Preferred Stock and parity shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, we shall not purchase or otherwise acquire directly or indirectly any Series C Preferred Stock or parity shares (except by conversion into or exchange for our junior shares and parity shares). From and after the redemption date (unless we default in payment of the redemption price), all dividends will cease to accumulate on the Series C Preferred Stock, such shares shall no longer be deemed to be outstanding, and all rights of the holders of shares of Series C Preferred Stock will terminate with respect to such shares, except the right to receive the redemption price and all accrued and unpaid dividends up to the redemption date.

Other Series of Preferred Stock

Pursuant to our certificate of incorporation, as amended, our board of directors has the authority without further action by our stockholders to issue one or more additional series of preferred stock. Our board of directors has the authority to fix the number of shares of any series of preferred stock and to determine the designation of any such series. Our board of directors is also authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock. In addition, within the limitations or restrictions stated in any resolution or resolutions of our board of directors originally fixing the number of shares constituting any series, our board of directors has the authority to increase or decrease, but not below the number of shares of such series then outstanding, the number of shares of any series subsequent to the issue of shares of that series. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control without further action by our stockholders and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock. These effects might include, among other things, restricting dividends on our common stock, diluting the voting power of our common stock or impairing the liquidation rights of our common stock.

The prospectus supplement with respect to any issuance of preferred stock will specify:

●	the maximum number of shares;

●	the designation of the shares;

●	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

●

the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

●	the liquidation preference, if any, and any accumulated dividends upon liquidation, dissolution or winding up of our affairs;

●	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

●

the terms and conditions, if any, for conversion or exchange of the shares of preferred stock into or for shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities, including debt securities, or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	any voting rights; and

●	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Any shares of preferred stock offered pursuant to this prospectus and the applicable prospectus supplement will, upon issuance, be fully paid and non-assessable.

Delaware Anti-Takeover Law and Certain Provisions of Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law and our certificate of incorporation, as amended, and our bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise and to remove our incumbent directors and officers. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any stockholder who owns 15% or more of our outstanding voting stock (as well as affiliates and associates of such stockholders) for a period of three years following the date that the stockholder became an interested stockholder, unless:

●	the transaction is approved by the board before the date the interested stockholder acquired the stock;

●

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding those shares owned by various employee benefit plans or persons who are directors and also officers; or

●

on or after the date the stockholder acquired the stock, the business combination is approved by the board and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire the Company.

Certificate of Incorporation and Bylaws

In addition, some provisions of our certificate of incorporation, as amended, and bylaws, as amended, may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might deem to be in the stockholders’ best interests. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock.

Authorized but Unissued Shares. The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, unless such approval is required by applicable law or listing rules of an applicable securities exchange or quotation system. These additional shares may be used for a variety of corporate purposes, such as for additional public offerings, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Amendment to Bylaws. Our board of directors is authorized to make, alter or repeal our bylaws without further stockholder approval.

Advance Notice of Director Nominations and Matters to be Acted upon at Meetings. Our bylaws contain advance notice requirements for nominations for directors to our board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings.

Call of Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called only by our chairman, by a majority of our board of directors, by our chief executive officer, by our president or by one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

Staggered Board of Directors. Our bylaws provide for staggered terms of service for our board of directors. Each director serves for a term of three years.

Limitation on Liability and Indemnification Matters

Delaware Corporations

GreenHunter Resources, Inc.’s certificate of incorporation, as amended, limits, to the fullest extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The effect of this provision is to eliminate our rights and those of our stockholders, through stockholders’ derivative suits on behalf of the Company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. Exculpation does not apply if the director acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful. Our bylaws provide that we may indemnify our directors, officers, employees and agents to the fullest extent permitted by Delaware law.

Delaware Limited Liability Companies

GreenHunter Environmental Solutions, LLC, GreenHunter Hydrocarbons and LLC, GreenHunter Pipeline, LLC (collectively, the “Delaware LLC Co-Registrants”) are organized in the State of Delaware as limited liability companies. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The limited liability company agreements of each of the Delaware LLC Co-Registrants do not contain any provisions with respect to indemnification rights of officers, members or managers.

Texas Limited Liability Companies

GreenHunter Water, LLC and Hunter Hauling, LLC (collectively, the “Texas LLC Co-Registrants”) are organized in the State of Texas as limited liability companies. Section 101.402 of the Texas Business Organizations Code provides that a limited liability company may indemnify, pay in advance or reimburse any expenses incurred by, and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless any officer, member or manager of a limited liability company. The limited liability company agreement of each Texas LLC Co-Registrant provides that, to the fullest extent permitted by law, such Texas LLC Co-Registrant shall indemnify, or reimburse or advance the expenses of or provide insurance for, its member, directors and officers against all proceedings or claims against them by reason of such status unless their act or failure to act was performed or omitted fraudulently or constituted gross negligence or willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is no currently pending material litigation or proceeding involving any of our directors or officers for which indemnification is sought.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and Series C Preferred Stock is Securities Transfer Corporation.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Stock Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the anti-dilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of the equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of the Company.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

•	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the dates on which the right to exercise the debt warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the anti-dilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the debt warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

Each debt security, share of common stock or preferred stock will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We expect to issue debt securities in book-entry form only. We may issue shares of common stock in book-entry form. This means those securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each applicable agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of common or preferred stock in exchange for exchangeable debt securities, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of common or preferred stock in exchange for exchangeable debt securities, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations of any third parties employed by us, the trustee or any agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose – e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture - we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this section of the prospectus, we mean those who invest in the securities being offered by this prospectus and the applicable prospectus supplement, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this section of the prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?

A global security is issued in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of these securities will have one or more of the following as the depositaries:

●	The Depository Trust Company, New York, New York, which is known as “DTC”;

●	a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

●	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream International, a European provider of post-trading services known as “Clearstream”, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●

An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “Who is the Legal Owner of a Registered Security?”;

●	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

●

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and any agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and any agents also do not supervise the depositary in any way;

●

The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

●

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form, but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing shares of preferred stock, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who is the Legal Owner of a Registered Security?”

The special situations for termination of a global security are as follows:

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if the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary has ceased to be a clearing agency registered under the Exchange Act, and in either case we do not appoint another institution to act as depositary within 90 days;

●	in the case of a global security representing debt securities, if an event of default has occurred with regard to the debt securities and has not been cured or waived; or

●	any other circumstances specified for this purpose in the applicable prospectus supplement.

If a global security is terminated, only the depositary, and not we or the trustee for any debt securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

LEGAL MATTERS

In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of the securities or certain other related legal matters may be passed upon for us by Fulbright & Jaworski LLP, Dallas, Texas, a member of Norton Rose Fulbright, and for any agents, underwriters or dealers by counsel named in the applicable prospectus supplement. Certain legal matters in connection with the offerings have been, and may be, passed upon for us by Morgan F. Johnston, our Senior Vice President and General Counsel.

EXPERTS

The consolidated financial statements of GreenHunter Resources, Inc. incorporated in this prospectus by reference to our current report on Form 8-K, as filed on August 20, 2014, for the year ended December 31, 2013 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference herein and has been so incorporated in reliance upon the report given and upon their authority as experts in accounting and auditing.